                                                                    EXHIBIT 10.1

                                  OFFICE LEASE

                             POST MONTGOMERY CENTER
                              One Montgomery Tower
                            San Francisco, California

                                    LANDLORD:

                           POST-MONTGOMERY ASSOCIATES

                                     TENANT:

                             FIRST ALBANY COMPANIES

                                TABLE OF CONTENTS

                                                                                 Page
1. Definitions...............................................................      1
   1.1 Terms Defined.........................................................      1
   1.2 Basic Lease Information...............................................     12
   1.3 Certain Defined Terms.................................................     12

2. Lease of Premises.........................................................     12

3. Term; Condition and Acceptance of Premises................................     13
   3.1 Delivery of Premises; Term Commencement...............................     13
   3.2 Early Entry...........................................................     14

4. Rent......................................................................     14
   4.1 Obligation to Pay Base Rent...........................................     14
   4.2 Manner of Rent Payment................................................     14
   4.3 Additional Rent.......................................................     14
   4.4 Late Payment of Rent; Interest........................................     14

5. Calculation and Payments of Escalation Rent...............................     15
   5.1 Payment of Estimated Escalation Rent..................................     15
   5.2 Escalation Rent Statement and Adjustment..............................     15
   5.3 Proration for Partial Year............................................     16
   5.4 Abatement of Escalation Rent..........................................     16
   5.5 Building Property Taxes...............................................     16
   5.6 Audit Right...........................................................     16

6. Impositions Payable by Tenant.............................................     17

7. Use of Premises...........................................................     17
   7.1 Permitted Use.........................................................     17
   7.2 No Violation of Requirements..........................................     17
   7.3 Compliance with Requirements..........................................     18
   7.4 No Nuisance...........................................................     19
   7.5 Compliance With Environmental Laws; Use of Hazardous Materials........     19
   7.6 Gas Fire Suppression System; UPS Unit.................................     21

8. Building Services.........................................................     21
   8.1 Maintenance of Project................................................     21
   8.2 Building-Standard Services............................................     21
   8.3 Interruption or Unavailability of Services............................     22
   8.4 Tenant's Use of Excess Electricity and Water..........................     23
   8.5 Provision of Additional Services......................................     23
   8.6 Tenant's Supplemental Air Conditioning................................     23

9. Maintenance of Premises...................................................     24

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
10. Alterations to Premises..................................................     24
    10.1 Landlord Consent; Procedure.........................................     24
    10.2 General Requirements................................................     25
    10.3 Landlord's Right to Inspect.........................................     26
    10.4 Tenant's Obligations Upon Completion................................     27
    10.5 Repairs.............................................................     27
    10.6 Ownership and Removal of Alterations................................     27
    10.7 Minor Alterations...................................................     27
    10.8 Landlord's Fee......................................................     28

11. Liens....................................................................     28

12. Damage or Destruction....................................................     28
    12.1 Obligation to Repair................................................     28
    12.2 Landlord's Election.................................................     29
    12.3 Tenant's Election...................................................     29
    12.4 Cost of Repairs.....................................................     29
    12.5 Damage at End of Term...............................................     29
    12.6 Waiver of Statutes..................................................     30

13. Eminent Domain...........................................................     30
    13.1 Effect of Taking....................................................     30
    13.2 Condemnation Proceeds...............................................     30
    13.3 Restoration of Premises.............................................     31
    13.4 Taking at End of Term...............................................     31
    13.5 Tenant Waiver.......................................................     31

14. Insurance................................................................     31
    14.1 Tenant's Insurance..................................................     31
    14.2 Form of Policies....................................................     32
    14.3 Vendors' Insurance..................................................     33
    14.4 Landlord's Insurance................................................     33

15. Waiver of Subrogation Rights.............................................     33

16. Tenant's Waiver of Liability and Indemnification.........................     33
    16.1 Waiver and Release..................................................     33
    16.2 Indemnification of Landlord.........................................     34
    16.3 Indemnification of Tenant...........................................     35

17. Assignment and Subletting................................................     35
    17.1 Compliance Required.................................................     35
    17.2 Request by Tenant; Landlord Response................................     35
    17.3 Standards and Conditions for Landlord Approval......................     37
    17.4 Costs and Expenses..................................................     37
    17.5 Payment of Excess Rent and Other Consideration......................     38
    17.6 Assumption of Obligations...........................................     38

    17.7 No Release..........................................................     39
    17.8 No Encumbrance; No Change in Permitted Use..........................     39
    17.9 Right to Assign or Sublease Without Landlord's Consent..............     39

18. Rules and Regulations....................................................     40

19. Entry of Premises by Landlord; Modification to Common Areas..............     40
    19.1 Entry of Premises...................................................     40
    19.2 Modifications to Common Areas.......................................     41
    19.3 Waiver of Claims....................................................     41

20. Default and Remedies.....................................................     42
    20.1 Events of Default...................................................     42
    20.2 Tenant Cure Periods.................................................     43
    20.3 Landlord's Remedies Upon Occurrence of Event of Default.............     43
    20.4 Damages Upon Termination............................................     43
    20.5 Computation of Certain Rent for Purposes of Default.................     43
    20.6 Landlord's Right to Cure Defaults...................................     43
    20.7 Waiver of Forfeiture................................................     44
    20.8 Remedies Cumulative.................................................     44
    20.9 Landlord's Default..................................................     44

21. Subordination, Attornment and Nondisturbance.............................     44
    21.1 Subordination and Attornment........................................     44
    21.2 Notice to Encumbrancer..............................................     45
    21.3 Rent Payment Direction..............................................     45

22. Sale or Transfer by Landlord; Lease Non-Recourse.........................     46
    22.1 Release of Landlord on Transfer.....................................     46
    22.2 Lease Nonrecourse to Landlord; Limitation of Liability..............     46

23. Estoppel Certificate.....................................................     47
    23.1 Procedure and Content...............................................     47
    23.2 Effect of Certificate...............................................     47

24. No Light, Air, or View Easement..........................................     47

25. Holding Over.............................................................     48

26. Reserved.................................................................     48

27. Waiver...................................................................     48

28. Notices; Tenant's Agent for Service......................................     48

29. Tenant's Authority.......................................................     49

30. Parking..................................................................     49

    30.1  Lease of Parking Spaces............................................     49
    30.2  Management of Project Parking Garage...............................     49
    30.3  Waiver of Liability................................................     50

31. Miscellaneous............................................................     50
    31.1  No Joint Venture...................................................     50
    31.2  Successors and Assigns.............................................     50
    31.3  Construction and Interpretation....................................     50
    31.4  Severability.......................................................     51
    31.5  Entire Agreement...................................................     51
    31.6  Governing Law......................................................     51
    31.7  Costs and Expenses.................................................     51
    31.8  Standards of Performance and Approvals.............................     52
    31.9  Brokers............................................................     53
    31.10 Memorandum of Lease................................................     53
    31.11 Quiet Enjoyment....................................................     53
    31.12 Force Majeure......................................................     53
    31.13 Surrender of Premises..............................................     53
    31.14 Building Directory.................................................     54
    31.15 Name of Building; Address..........................................     54
    31.16 Exhibits...........................................................     54
    31.17 Survival of Obligations............................................     54
    31.18 Time of the Essence................................................     54
    31.19 Waiver of Trial By Jury; Waiver of Counterclaim....................     54
    31.20 Consent to Venue...................................................     55
    31.21 Financial Statements...............................................     55
    31.22 Subdivision; Future Ownership......................................     55
    31.23 Modification of Lease..............................................     55
    31.24 Intentionally deleted..............................................     56
    31.25 No Option..........................................................     56
    31.26 Independent Covenants..............................................     56
    31.27 First Source Hiring Program........................................     56
    31.28 Compliance with Anti-Terrorism Law.................................     56
    31.29 Bankruptcy of Tenant...............................................     56
    31.30 Rent Not Based on Income...........................................     57
    31.31 Counterparts.......................................................     57

32. Communications and Computer Lines and Equipment..........................     57
    32.1  Lines and Equipment................................................     57
    32.2  Interference.......................................................     58
    32.3  General Provisions.................................................     58

33. Option To Extend.........................................................     60
    33.1  Grant of Extension Option..........................................     60
    33.2  Terms Applicable to Premises During Extension Term.................     60
    33.3  Prevailing Market Rate.............................................     60
    33.4  Procedure for Determining Prevailing Market Rate...................     61

    33.5  General Provisions.................................................     63

34. Option To Expand.........................................................     64
    34.1  Grant of Expansion Option..........................................     64
    34.2  Offering Notice....................................................     64
    34.3  Terms Applicable to Expansion Space................................     64
    34.4  Prevailing Market Rate.............................................     65
    34.5  General Provisions.................................................     65

35. Signage..................................................................     66

36. Satellite Dish...........................................................     67
    36.1  Grant of License...................................................     67
    36.2  Permitted Use; Equipment; Location.................................     67
    36.3  Tenant's Roof Area.................................................     67
    36.4  Rooftop Installation Work..........................................     67
    36.5  General Requirements...............................................     68
    36.6  Services...........................................................     69
    36.7  Roof Damage........................................................     69
    36.8  Compliance With Requirements.......................................     69
    36.9  Radio Frequency Emitting Equipment.................................     69
    36.10 Temporary Removal; Relocation......................................     70
    36.11 Termination; Equipment As Property of Tenant.......................     70
    36.12 Landlord Exculpation...............................................     70
    36.13 Insurance..........................................................     70
    36.14 Waiver of Claims...................................................     70
    36.15 Roof Repairs.......................................................     71
    36.16 Rights Personal to Tenant..........................................     71

                                  OFFICE LEASE

                             POST MONTGOMERY CENTER
                              ONE MONTGOMERY TOWER
                            San Francisco, California

                             BASIC LEASE INFORMATION

Lease Date:               March 31, 2005

Landlord:                 Post-Montgomery Associates,
                          a California general partnership

Tenant:                   First Albany Companies,
                          a New York corporation

Premises:                 19,620 square feet of rentable area located on the
                          24th Floor, commonly referred to as Suite 2400, as shown on the Floor Plan attached to this Lease as Exhibit A

Term: Approximately One Hundred Twenty-Four (124) months, commencing on the Commencement Date

Commencement Date:        The date Landlord delivers possession of the Premises
                          to Tenant, which shall be immediately following mutual execution and delivery of this Lease.

Target Delivery Date:     April 1, 2005

Rent Commencement Date:   December 1, 2005

Expiration Date:          July 31, 2015

Base Rent:

                             Rentable Square        Annual Base
      Dates                       Feet              Rent/Sq. Ft.        Annual Base Rent      Monthly Base Rent
December 1, 2005                 19,620                $32.50             $637,650.00            $53,137.50
     through
  July 31, 2007

 August 1, 2007                  19,620                $34.50             $676,890.00            $56,407.50
     through
  July 31, 2009

 August 1, 2009                  19,620                $36.50             $716,130.00            $59,677.50
     through
  July 31, 2011

 August 1, 2011                  19,620                $38.50             $755,370.00            $62,947.50
     through
  July 31, 2013

 August 1, 2013                  19,620                $40.50             $794,610.00            $66,217.50
     through
  July 31, 2015

Base Year:                    2005

Tenant's Percentage Share:    2.90%

Permitted Use:                General corporate and administrative offices
                              consistent with first-class office buildings in the San Francisco downtown financial district

Security Deposit:             None

Building Directory Spaces:    Ten (10) directory strips, which shall be
                              proportionately increased if Tenant leases additional space

Parking Spaces:               Four (4)

Tenant's Address:             Prior to Commencement Date:

                              First Albany Companies
                              677 Broadway
                              Albany, NY  12207
                              Attn:  Counsel

                              On and after Commencement Date:

                              First Albany Companies
                              677 Broadway
                              Albany, NY  12207
                              Attn:  Counsel

                              With a copy to:

                              Post Montgomery Center
                              One Montgomery Street, Suite 2400
                              San Francisco, CA  94104
                              Attn:  Phil Johnston -- Managing Director of
                              Salestrading

Landlord's Address:           Post Montgomery Center
                              One Montgomery Street, Suite 3220
                              San Francisco, CA  94104

Brokers:

         Landlord's Broker:   Cushman & Wakefield of California, Inc.

         Tenant's Broker:     Tory Corporate R/E Advisors (dba The Staubach
                              Company)

Exhibits:

         Exhibit A:  Floor Plan of Premises
         Exhibit B:  Rules and Regulations
         Exhibit C:  Work Letter
         Schedule 1:  Base Building Improvements
         Exhibit D:  Confirmation of Lease Term

                                  OFFICE LEASE

      THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date.

      Landlord and Tenant hereby agree as follows:

      1. Definitions.

            1.1 Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth elsewhere in this Lease.

            Alterations: Any alterations, additions, changes or other improvements to the Premises made by or on behalf of Tenant (other than the initial leasehold improvements, if any, made by or on behalf of Tenant pursuant to the Work Letter). All references to Alterations shall mean both Minor Alterations and Major Alterations.

            Anti-Terrorism Law: Any Requirements relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.

            Appraisal Panel: Appraisal Panel shall have the meaning set forth in
Section 33.4(d).

            Bankruptcy Code: Bankruptcy Code shall mean the United States Bankruptcy Code.

            Base Building Operating Expenses: The Building Operating Expenses allocable to the Base Year.

            Base Building Property Taxes: The Building Property Taxes allocable to the Base Year.

            Base Year: Base Year shall have the meaning set forth in the Basic Lease Information.

            Building: The high-rise office portion of the Project, commonly known as One Montgomery Tower, including related Common Areas. The Building does not include the Galleria.

            Building Holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day.

            Building Operating Expenses: Operating Expenses allocable to the Building. Landlord, in its reasonable discretion, shall determine the portion of Operating Expenses allocable to the Building in accordance with its operating principles and practices for the Project and/or the Building, as determined by Landlord from time to time; provided, however, that Landlord shall make such allocation in a consistent and nondiscriminatory manner. If less than one hundred percent (100%) of the rentable area of the Building is occupied during the Base Year or any subsequent calendar year during the Term, then actual Building Operating Expenses for the Base Year and each such subsequent calendar year shall be adjusted to reflect Landlord's reasonable estimate of Building Operating Expenses as if one hundred percent (100%) of the entire rentable area of the Building had been occupied. Landlord's reasonable "gross up" of such Building Operating Expenses shall be final and binding on Tenant, in the absence of manifest error. Notwithstanding any provision in this Lease to the contrary, in no event shall the amount of Building Operating Expenses for any calendar year subsequent to the Base Year be deemed to be less than the amount of Base Building Operating Expenses.

            Building Property Taxes: Eighty-eight and Four Tenths Percent (88.4%) of Real Estate Taxes, except that to the extent the Building, or a portion thereof, is separately assessed, then One Hundred Percent (100%) of such separately assessed Real Estate Taxes. Notwithstanding any provision in this Lease to the contrary, in no event shall the amount of Building Property Taxes for any calendar year subsequent to the Base Year be deemed to be less than the amount of Base Building Property Taxes.

            Building Standard Hours: 7:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 2:00 p.m. on Saturdays (except Building Holidays).

            Building Systems: The life-safety, electrical, mechanical, heating, ventilation, airconditioning, plumbing, fireprotection, telecommunications, or other utility systems serving the Premises, the Building, the Project or the Galleria, as applicable.

            Casualty: Fire, earthquake, or any other event of a sudden, unexpected, or unusual nature.

            Casualty Discovery Date: Casualty Discovery Date shall have the meaning set forth in Section 12.1.

            Claims: Any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys' and consultants' fees and expenses).

            Common Areas: Those areas of the Project designated by Landlord, in its reasonable discretion, from time to time for the nonexclusive use of occupants of the Project, and their agents, employees, customers, invitees and licensees, and other members of the public, including the rooftop garden terrace located in the Project. Common Areas do not include the exterior windows and walls and the roof of the Project (other than the rooftop garden terrace), or any space in the Project (including in the Premises) used for common shafts, stacks, pipes, conduits, ducts, electrical or other utilities, telecommunication systems, or other installations for Building Systems serving the Project.

            Comparison Buildings: Comparison Buildings shall have the meaning set forth in Section 33.3.

            Comparison Leases: Comparison Leases shall have the meaning set forth in Section 33.3.

            Confidential Information: Confidential Information shall have the meaning set forth in Section 31.24.

            Construction Guide: The Post Montgomery Center Construction & Remodeling Guide, as updated, revised and/or superseded from time to time.

            Consumer Price Index: The United States Department of Labor, Bureau of Labor Statistics ("Bureau"), Consumer Price Index (All Urban Consumers, All Items, 19821984 = 100) for the Metropolitan Area of which San Francisco, California, is a part. If the Consumer Price Index is discontinued or revised, the Consumer Price Index shall mean the index designated as the successor or substitute index by the Bureau, or its successor agency, and if none is designated, a comparable index as determined by Landlord in its sole discretion, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.

            Contemplated Transfer Date: Contemplated Transfer Date shall have the meaning set forth in Section 17.2(b).

            Control: Ownership of more than fifty percent (50%) of all of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entity.

            Default Interest Rate: The greater of (i) ten percent (10%) per annum, or (ii) the Prime Rate plus five percent (5%) per annum; provided, however, that if such rate of interest shall exceed the maximum rate allowed by law, the Default Interest Rate shall be automatically reduced to the maximum rate of interest permitted by applicable law.

            Dish Cable Path: Dish Cable Path shall have the meaning set forth in
Section 36.2(b).

            Dish Connections: Dish Connections shall have the meaning set forth in Section 36.2(b).

            Dish Equipment: Dish Equipment shall have the meaning set forth in
Section 36.2(b).

            Dish Roof Area: Dish Roof Area shall have the meaning set forth in
Section 36.2(a).

            Dispute Notice: Dispute Notice shall have the meaning set forth in
Section 5.6(a).

            Encumbrance: Any ground lease or underlying lease, or the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Project, or any part thereof or interest therein.

            Encumbrancer: The holder of the beneficial interest under an Encumbrance.

            Environmental Laws: All laws, ordinances, rules, regulations, orders, decrees, permits, and requirements of courts and governmental authorities now or hereafter in effect relating to the environment, health and safety, or the use, generation, handling, emission, release, discharge, storage or disposal of Hazardous Materials.

            Equipment: Equipment shall have the meaning set forth in Section
32.1.

            Escalation Rent: Tenant's Percentage Share of the total dollar increase, if any, in Building Operating Expenses allocable to each calendar year, or part thereof, after the Base Year, over the amount of Base Building Operating Expenses, and Tenant's Percentage Share of the total dollar increase, if any, in Building Property Taxes allocable to the tax year or years occurring in each such calendar year over the Base Building Property Taxes for the tax year or years occurring in the Base Year.

            Essential Services: Essential Services shall have the meaning set forth in Section 8.3.

            Event of Default: Event of Default shall have the meaning set forth in Section 20.1.

            Excess Rent: Excess Rent shall have the meaning set forth in Section 17.5(a).

            Executive Order No. 13224: Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism," as may be amended from time to time.

            Expansion Option: Expansion Option shall have the meaning set forth in Section 34.1.

            Expansion Option Notice: Expansion Option Notice shall have the meaning set forth in Section 34.2(a).

            Expansion Space: Expansion Space shall have the meaning set forth in
Section 34.1.

            Expansion Term: Expansion Term shall have the meaning set forth in
Section 34.3.

            Expiration Date: The Expiration Date shall have the meaning set forth in the Basic Lease Information.

            Extension Option: Extension Option shall have the meaning set forth in Section 33.1.

            Extension Term: Extension Term shall have the meaning set forth in
Section 33.1.

            FAA: The Federal Aviation Administration.

            FCC: The Federal Communications Commission.

            Floor: The entire rentable area of any floor in the Building.

            FSHP: The First Source Hiring Program, as described in Section
31.27.

            Galleria: The retail shopping center portion of the Project, commonly known as The Crocker Galleria, including related Common Areas and the Project parking garage.

            Hazardous Materials: Petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, mold, or any chemical, material or substance now or hereafter defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "pollutants," "contaminants," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances," or words of similar import, under any Environmental Laws, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as they may be amended from time to time.

            Impositions: Taxes, assessments, charges, excises and levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any Federal, State or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

            Indemnitees: Indemnitees shall have the meaning set forth in Section 16.1.

            Intention to Transfer Notice: Intention to Transfer Notice shall have the meaning set forth in Section 17.2(b).

            Interest Rate: The Prime Rate plus two percent (2%); provided, however, that if such rate of interest shall exceed the maximum rate allowed by law, the Interest Rate shall be automatically reduced to the maximum rate of interest permitted by applicable law.

            Interference: Interference shall have the meaning set forth in
Section 32.1.

            Interim Leases: Interim Leases shall have the meaning set forth in
Section 34.1.

            Interruption Notice: Interruption Notice shall have the meaning set forth in Section 8.3.

            Land: The parcel of land shown as Lots 4, 5, 6, 7, 8, 14, 15 and 16 on that certain Parcel Map, filed February 13, 1981, at Page 6, in Book 19, of Parcel Maps, of the Official Records of the City and County of San Francisco, California.

            Landlord's Determination: Landlord's Determination shall have the meaning set forth in Section 33.4(b).

            Landlord's Statement: Landlord's Statement shall have the meaning set forth in Section 5.2.

            Lease Year: Each consecutive twelve (12) month period during the Term of this Lease, provided that the last Lease Year shall end on the Expiration Date.

            License: License shall have the meaning set forth in Section 36.1.

            Lines: Lines shall have the meaning set forth in Section 32.1.

            Major Alterations: Alterations which (i) may affect the structural portions of the Project, (ii) may affect or interfere with the Project roof, walls, elevators, heating, ventilating, air conditioning, electrical, plumbing, telecommunications, security, life-safety or other Building Systems, (iii) may adversely affect the use and enjoyment by other tenants or occupants of the Project of their premises, (iv) may be visible from outside the Premises, (v) utilize materials or equipment which are inconsistent with Landlord's standard building materials and equipment for the Project, (vi) result in the imposition on Landlord of any requirement to make any alterations or improvements to any portion of the Project (including handicap access and life safety requirements) in order to comply with Requirements, or (vii) increase the cost to clean, maintain or repair the Premises.

            Minor Alterations: Alterations (i) that are not Major Alterations,
(ii) that do not require the issuance of a building or other governmental permit, authorization or approval, (iii) that do not require work to be performed outside the Premises in order to comply with Requirements, and (iv) the cost of which does not exceed Twenty-Five Thousand Dollars ($25,000.00) in any one instance.

            Monthly Base Rent: The monthly installment of annual Base Rent (as defined in the Basic Lease Information) to be paid by Tenant from time to time during the Term.

            Negotiation Period: Negotiation Period shall have the meaning set forth in Section 33.4(b).

            Net Worth: The excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets, goodwill and other intangibles.

            Offering Notice: Offering Notice shall have the meaning set forth in
Section 34.2.

            Operating Expenses: All costs of management, operation, ownership, maintenance and repair of the Project, including: (i) salaries, wages, reasonable bonuses and other reasonable compensation of employees engaged in the management, operation, maintenance or repair of the Project, (ii) all payroll burden, social security, worker's compensation, unemployment and similar taxes and impositions with respect to such employees, (iii) the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees; (iv) property management fees and expenses, including Landlord's fees and expenses for any management performed by it; provided, however, that any property management fees shall not exceed three percent (3%) of the annual gross revenues of the Project; (v) rental and other costs and expenses for Landlord's and property management offices providing services to the Project; (vi) electricity, natural gas, water, waste disposal and recycling, sewer, heating, lighting, air conditioning and ventilating and other utilities; (vii) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning, elevator maintenance, landscaping and uniforms (and the cleaning and/or replacement thereof) for personnel providing services to the Project; (viii) materials, supplies, tools and rental equipment needed in the operation, repair, replacement and maintenance of the Project; (ix) license, permit and inspection fees and costs; (x) insurance premiums and costs (including earthquake and/or flood if so elected by Landlord in its sole discretion), and the deductible portion of any insured loss under Landlord's insurance or the amount that would be the deductible portion of such loss but for selfinsurance thereof by Landlord, provided that the deductible amounts included in Operating Expenses under Landlord's commercial general liability policy and "all risk" property insurance policies or such selfinsurance amounts shall not exceed commercially reasonable amounts, taking into consideration market pricing at the time such insurance policies were purchased, and provided further, that the deductible amounts payable by Tenant with respect to any earthquake, flood or terrorism policy shall not, in the aggregate, exceed Two Dollars ($2.00) per rentable square foot of the Premises during any calendar year; (xi) sales, use and excise taxes imposed on items that otherwise are included as Operating Expenses; (xii) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Project; (xiii) the cost of supplies and services such as telephone, courier services, postage and stationery supplies; (xiv) normal repair and replacement of wornout equipment, facilities and installations; (xv) depreciation on personal property, including exterior window draperies provided by Landlord and Common Area floor coverings, and/or rental costs of leased furniture, fixtures, and equipment; and (xvi) expenditures for capital improvements or modifications made at any time to the Project (A) that are intended in Landlord's judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Project, or (B) that are necessary or appropriate in Landlord's reasonable judgment for the health and safety of occupants of the Project, or (C) that are necessary under any Requirements which were not applicable to the Project at the time it was constructed, or (D) that are replacements of items which Landlord is obligated to maintain, all amortized over such reasonable period as Landlord shall determine at the Interest Rate, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements. Notwithstanding subsection (x) above, if during any calendar year after the Base Year Landlord incurs expenses relating to insurance premiums for earthquake, flood or terrorism insurance coverage and Landlord did not insure against such peril during the Base Year, or, if Landlord insured against such peril during the Base Year, but the extent of the coverage carried by Landlord during any calendar year after the Base Year is materially increased from the coverage carried by Landlord during the Base Year with respect to such peril (e.g. Landlord changes from an earthquake policy based on the probable maximum loss to an earthquake policy for full replacement cost ), Operating Expenses for the Base Year shall be deemed increased by the amount Landlord would have incurred during the Base Year had such insurance been in effect during the Base Year. Conversely, if Landlord incurs expenses during the Base Year relating to insurance premiums for earthquake, flood or terrorism insurance, and Landlord elects not to insure against such peril during any calendar year after the Base Year, or, if after the Base Year Landlord materially decreases the extent of its insurance coverage with respect to any such peril resulting in a reduction in insurance premiums, Operating Expenses for the Base Year shall be deemed reduced by the amounts Landlord incurred during the Base Year with respect to such discontinued insurance coverage or greater insurance coverage that was in effect during the Base Year. Operating Expenses do not include: (1) Real Estate Taxes; (2) legal fees, real estate sale or brokers' commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant, including lease marketing and advertising expenses, concessions, lease takeover or rental assumption obligations, architectural costs, engineering fees and other similar professional costs and fees in connection with lease negotiations; (3) depreciation, except as set forth in subsection (xv) above; (4) principal and interest payments on loans secured by deeds of trust recorded against the Project, except as set forth in subsection
(xvi) above; (5) the cost of capital improvements or modifications characterized as such using generally accepted real estate accounting practices, except as set forth in subsection (xvi) above; (6) costs paid for directly by Tenant or any other tenant of the Project; provided, however, that if any tenant of the Project contracts directly with Landlord or a third party for services the cost of which would otherwise be included in Operating Expenses, the total amount of Operating Expenses shall be "grossed up" to reflect what those costs would have been had such tenants not directly contracted for such services; (7) the cost of additional or extraordinary services provided to other tenants of the Project and not offered to Tenant without additional charge; (8) officer and executive salaries of personnel employed by Landlord above the level of the manager of the Project; (9) costs payable by proceeds of insurance or other third parties; (10) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (11) the cost of tenant allowances or inducements made for tenants of the Project, including permit, license and inspection fees and any other contribution by Landlord to the cost of tenant improvements; (12) except for legal and accounting costs attributed to the normal operation of the Project, monetary damages, awards, judgments or settlement amounts paid by Landlord as a result of disputes with other tenants, occupants or third parties relating to the Project; (13) expenditures for repairing or replacing any defect in the design or construction of the Project, to the extent such expenditures are actually recovered by warranty for such work; (14) the costs of any Hazardous Materials removal or remediation required to be performed by Landlord, except for the disposal, removal or remediation of Hazardous Materials customarily found in other first class office buildings (e.g., janitorial supplies, light bulbs, and computer equipment); (15) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (16) costs relating to maintaining Landlord's legal existence, either as a corporation, partnership or other entity; (17) all costs of Landlord's general corporate and general administrative and overhead expenses; (18) ground rent, if any; (19) costs and expenses incurred in connection with enforcement of leases, including court costs, accounting fees, auditing fees, attorneys' fees in connection with any summary proceeding to dispossess any tenant; (20) Landlord's franchise, transfer, inheritance, estate, succession and capital stock taxes; and (21) costs and expenses attributable to any property other than the Project.

            Option Notice: Option Notice shall have the meaning set forth in
Section 33.1.

            OSHA: The U.S. Occupational Safety and Health Administration.

            Permitted Use: Permitted Use shall have the meaning set forth in the Basic Lease Information.

            Pre-Existing Hazardous Materials: Hazardous Materials (classified as such on the Commencement Date) existing in or on the Premises on the date possession thereof is delivered to Tenant.

            Prevailing Market Rate: Prevailing Market Rate shall have the meaning set forth in Section 33.3.

            Prime Rate: The prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month in which the subject sums are payable or incurred.

            Prohibited Person: (i) A person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list.

            Project: The Land, all buildings and other improvements at any time located on the Land (including the Building and the Galleria), and all appurtenances related thereto, including the rooftop garden terrace and loading dock area, collectively commonly known as Post Montgomery Center.

            Real Estate Taxes: Taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Project, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Project or such personal property, by any Federal, State or local entity, including: (i) all real property taxes and general, special, supplemental and escape assessments applicable to the respective accounting period; (ii) charges, fees or assessments for transit, public improvements, employment, job training, housing, day care, open space, art, police, fire or other governmental services or benefits imposed by any Federal, State or local governmental or quasi-governmental entity; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Project; (v) any tax, assessment, charge, levy or fee for environmental matters, or as a result of the imposition of mitigation measures, such as parking taxes, employer parking regulations or fees, charges or assessments due to the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or stormwater runoff, provided that the same are generally applicable to comparable buildings; (vi) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and
(vii) consultants' and attorneys' fees and expenses reasonably incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Real Estate Taxes do not include: (A) franchise, transfer, inheritance, estate, succession or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax; and (B) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.

            Recapture Notice: Recapture Notice shall have the meaning set forth in Section 7.2(b).

            Related Company: (i) An entity which controls, is controlled by, or is under common control with Tenant; (ii) an entity into or with which Tenant is merged or consolidated; or (iii) an entity to which at least eighty percent (80%) of Tenant's assets are transferred.

            Remedial Work: Any investigation or monitoring of site conditions or any cleanup, containment, restoration, removal or remediation of Hazardous Materials.

            Rent: Base Rent, Escalation Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.

            Rent Payment Direction: Rent Payment Direction shall have the meaning set forth in Section 21.3.

            Repair Estimate: Repair Estimate shall have the meaning set forth in
Section 12.1.

            Requirements: All laws, including Environmental Laws, ordinances, rules, regulations, orders, decrees, permits, and requirements of courts and governmental authorities now or hereafter in effect, including the Americans With Disabilities Act (42 U.S.C. Section 12101 et seq.) and Title 24 of the California Code of Regulations and all regulations and guidelines promulgated thereunder; the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Project, or any property therein; the requirements of any independent board of fire underwriters; any directive or certificate of occupancy issued pursuant to any law by any public officer or officers applicable to the Project; the provisions of all recorded documents affecting any portion of the Project (including the Declaration of Crocker Properties, Inc., regarding building electric lighting, recorded August 26, 1981, as modified by Amended and Restated Declaration, dated December 5, 1984, recorded December 5, 1984), as any such document may be amended from time to time; and all life safety programs, procedures and rules from time to time or at any time implemented or promulgated by Landlord.

            Roof Repairs: Roof Repairs shall have the meaning set forth in
Section 36.15.

            Rooftop Installation Work: Rooftop Installation Work shall have the meaning set forth in Section 36.4.

            Rooftop Survey: Rooftop Survey shall have the meaning set forth in
Section 36.9.

            Satellite Dish: Satellite Dish shall have the meaning set forth in
Section 36.2.

            Six Month Period: Six Month Period shall have the meaning set forth in Section 7.2(b).

            Substantial Completion Date: Substantial Completion Date shall have the meaning set forth in the Work Letter.

            Target Delivery Date: Target Delivery Date shall have the meaning set forth in the Basic Lease Information.

            Taxable Value: Taxable Value shall have the meaning set forth in
Section 5.5.

            Tenant Parties: Tenant, all persons or entities claiming by, through or under Tenant, and their respective employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members.

            Tenant's Accountant: Tenant's Accountant shall have the meaning set forth in Section 5.6(a).

            Tenant's Determination: Tenant's Determination shall have the meaning set forth in Section 33.4(b).

            Tenant's Percentage Share: The percentage set forth in the Basic Lease Information as Tenant's Percentage Share, as adjusted from time to time to take into account changes in the physical size of the Premises.

            Term: Term shall have the meaning set forth in the Basic Lease Information.

            USA Patriot Act: The "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 10756), as may be amended from time to time.

            Wattage Allowance: 4.5 watts times the rentable area in the Premises divided by 1,000, multiplied by the Building Standard Hours, with respect to connected load for general purposes, and 1.5 watts times the rentable area in the Premises divided by 1,000, multiplied by the Building Standard Hours, with respect to lighting, which shall result in kilowatt hours.

            Work Letter: The agreement attached hereto as Exhibit C, which sets forth the respective responsibilities of Landlord and Tenant regarding the design and construction of alterations, additions and improvements to prepare the Premises for occupancy by Tenant.

            1.2 Basic Lease Information. The Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control.

            1.3 Certain Defined Terms. The parties acknowledge that (i) the rentable area of the Premises and the Building have been finally determined by the parties for all purposes under this Lease, including the calculation of Tenant's Percentage Share and will not, except as otherwise provided in this Lease, be changed, and (ii) the percentage for allocation of Building Property Taxes is conclusive and binding on the parties. The rentable areas of the Premises and the Building have been measured substantially in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 1996. If any space is added to or deleted from the Premises, or any abatement of Rent is based on rentable area, the rentable area for the added or deleted space, or such abatement, shall be reasonably determined by Landlord utilizing the preceding standard.

      2. Lease of Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the nonexclusive right to use, in common with others, the Common Areas, subject to the terms, covenants and conditions set forth in this Lease. Landlord reserves from the leasehold estate hereunder
(i) all exterior walls and windows bounding the Premises, (ii) all space located within the Premises for common shafts, stacks, pipes, conduits, ducts, utilities, telecommunications systems, and other installations for Building Systems, the use thereof and access thereto, and (iii) the right to install, remove or relocate any of the foregoing for service to any part of the Project, including the premises of other tenants of the Building, provided that unless necessary to comply with applicable Requirements, such action shall not materially reduce the usable area of the Premises or require any Alterations to be made or paid for by Tenant. Landlord shall have no right to relocate Tenant from the Premises.

      3. Term; Condition and Acceptance of Premises.

            3.1 Delivery of Premises; Term Commencement.

                  (a) This Lease shall be effective as of the Lease Date. The Term of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated or extended pursuant to the provisions of this Lease. The design and construction of any alterations, additions or improvements that Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant shall be governed by the Work Letter. Except as specifically provided in this Lease (including the Work Letter), Tenant agrees to accept the Premises in their "as-is" condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Premises or to provide any tenant improvement allowance. Landlord shall exercise commercially reasonable efforts to deliver possession of the Premises to Tenant on the Target Delivery Date. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Target Delivery Date, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom. Tenant's commencing business operations in all or any portion of the Premises shall constitute Tenant's acceptance of the Premises in the condition required by this Lease. Within thirty (30) days after request, Tenant shall execute and deliver to Landlord a Confirmation of Lease Term in the form of Exhibit D attached hereto.

                  (b) Landlord represents to Tenant that, as of the Substantial Completion Date (as defined in the Work Letter), to Landlord's knowledge, the structural elements of the Building and the Building Systems serving the Premises shall be in good working condition and repair. If it is determined that the foregoing representation was untrue as of the Substantial Completion Date, Landlord shall not be liable to Tenant for any damages, but as Tenant's sole remedy, Landlord, at no cost to Tenant, shall perform such work or take such other action as may be necessary to place the structural elements of the Building and the Building Systems serving the Premises in good working condition and repair.

                  (c) Tenant acknowledges and agrees that Landlord may perform work on the structural elements of the Building or the Building Systems serving the Premises on or after the Commencement Date, which work may create noise, dust, vibration, odors or leave debris in the Premises and/or the Project. Without limiting the generality of Section 16.1 below, Tenant hereby agrees that Landlord's activities under this Section 3.1(c) shall in no way constitute an actual or constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall not be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from Landlord's activities under this Section 3.1(c), nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from Landlord's activities hereunder, or for any inconvenience or annoyance occasioned by such activities; provided, however, that Landlord shall exercise commercially reasonable efforts to minimize interference (without any obligation to engage overtime labor) with Tenant's performance of the Tenant Improvements or Tenant's business in the Premises.

            3.2 Early Entry. If Tenant enters into the Premises prior to the Commencement Date for any reason, including for the purposes of preparing the Premises for Tenant's occupancy pursuant to the Work Letter, such entry shall be subject to all of the terms, covenants and conditions of this Lease, including Tenant's insurance obligations contained in Article 14 and Tenant's indemnity obligations contained in Article 16, but excluding Tenant's obligation to pay Base Rent or Escalation Rent.

      4. Rent.

            4.1 Obligation to Pay Base Rent.

                  (a) Tenant shall pay Base Rent to Landlord during the Term, in advance, in equal monthly installments, commencing on the Rent Commencement Date, and thereafter on or before the first day of each calendar month during the Term; provided, however, that upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Monthly Base Rent for the month in which the Rent Commencement Date occurs, which amount shall be applied to the Base Rent owing for the month in which the Rent Commencement Date occurs. If the Rent Commencement Date is other than the first day of a calendar month, the installment of prepaid Base Rent for the month in which the Rent Commencement Date occurs shall be prorated on the basis of a thirty (30) day month, and the balance shall be credited to Base Rent owing for the month of the Term following the month in which the Rent Commencement Date occurs. If the Expiration Date is other than the first day of a calendar month, or if this Lease shall be terminated as of a day other than the last day of a calendar month (except in the case of an Event of Default), the installment of Base Rent for the last fractional month of the Term shall be prorated on the basis of a thirty (30) day month.

                  (b) Notwithstanding any provision in this Section 4.1 to the contrary, Base Rent and Escalation Rent shall abate, and Tenant shall not be required to pay Base Rent or Escalation Rent, until the Rent Commencement Date.

            4.2 Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, and if payable to Landlord, at Landlord's Address, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

            4.3 Additional Rent. All Rent not characterized as Base Rent or Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable thirty (30) days after Tenant's receipt of Landlord's invoice therefor.

            4.4 Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if Tenant fails to pay Rent when due (and such failure continues for a period of five (5) business days after receipt of a notice of such failure), then Tenant shall pay to Landlord a late charge equal to three percent (3%) of such Rent; provided, however, that the foregoing notice and grace period shall not apply during the remainder of any twelve (12) month period if Landlord has previously sent to Tenant a notice of failure to pay any Rent one (1) time in such twelve
(12) month period. Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest at the Default Interest Rate from the date due until paid. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord's acceptance of such late charge and/or interest shall not constitute a waiver of an Event of Default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease.

      5. Calculation and Payments of Escalation Rent. During each full or partial calendar year of the Term subsequent to the Base Year, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

            5.1 Payment of Estimated Escalation Rent. During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its good faith, written estimate of Escalation Rent due for the ensuing calendar year. On or before the first day of each month during each ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent, unless such notice is not given by December tenth
(10th) of any calendar year, in which event Tenant shall continue to pay on the basis of the prior calendar year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's notice. With the first monthly payment based on Landlord's notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord's noticed estimate. If at any time Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord's estimate, Landlord may, by notice to Tenant, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate.

            5.2 Escalation Rent Statement and Adjustment. Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, showing in reasonable detail (i) the Building Operating Expenses and the Building Property Taxes comprising the actual Escalation Rent, and (ii) payments made by Tenant on account of Building Operating Expenses and Building Property Taxes for such calendar year ("Landlord's Statement"). If Landlord's Statement shows that Tenant owes an amount that is more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the statement. If Landlord's Statement shows that Tenant owes an amount that is less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after the termination of this Lease, Landlord shall pay to Tenant, within thirty (30) days after delivery of Landlord's Statement, any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. Notwithstanding any provision in this Lease to the contrary, however, in no event shall any decrease in Building

Operating Expenses or Building Property Taxes below the Base Building Operating Expenses or Base Building Property Taxes, respectively, entitle Tenant to any refund, decrease in Base Rent, or any credit against sums due under this Lease. All annual statements shall be conclusive and binding upon Tenant; provided, however, that Landlord may revise the Landlord's Statement for any calendar year if Landlord first receives invoices from third parties, tax bills or other information relating to adjustments to Building Operating Expenses or Building Property Taxes allocable to such calendar year after the initial issuance of such Landlord's Statement, and/or the amount of Building Operating Expenses or Building Property Taxes allocable to the Base Year is subsequently adjusted.

            5.3 Proration for Partial Year. If the Commencement Date is other than the first day of a calendar year or if this Lease terminates other than on the last day of a calendar year (other than due to an Event of Default), the amount of Escalation Rent for such fractional calendar year shall be prorated on the basis of twelve 30day months in each calendar year. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above.

            5.4 Abatement of Escalation Rent. Notwithstanding any provision in this Lease to the contrary, Escalation Rent shall abate, and Tenant shall not be required to pay Escalation Rent, until July 1, 2006.

            5.5 Building Property Taxes. Notwithstanding anything to the contrary set forth in this Lease, the Building Property Taxes for the Base Year and any subsequent calendar year during the Term shall be calculated assuming the Project is assessed at its taxable value as determined under Section 51(a)(1) (but excluding Section 51(a)(2)) of the California Revenue and Taxation Code ("Taxable Value") without taking into account any decreases in real estate taxes obtained in connection with Proposition 8 or an assessed value lower than the Taxable Value, and, therefore, the Building Property Taxes payable under this Lease may be greater than those actually incurred by Landlord. Tax refunds under Proposition 8 or otherwise shall not be deducted from Real Property Taxes nor refunded to Tenant, but rather shall be the sole property of Landlord.

            5.6 Audit Right.

                  (a) Landlord shall respond to any informal inquiries by Tenant regarding the Escalation Rent within thirty (30) days after receipt of same. In addition, Tenant shall have ninety (90) days after receipt of Landlord's Statement to notify Landlord in writing that Tenant disputes the correctness of Landlord's Statement ("Dispute Notice"). If Tenant timely delivers a Dispute Notice to Landlord, Tenant's accountant ("Tenant's Accountant") shall have the right, upon reasonable prior notice, during normal business hours, to examine all relevant records of Landlord concerning the year that is covered by Landlord's Statement at the Building management office or other location in San Francisco designated by Landlord. Tenant's Accountant shall be subject to Landlord's prior written approval, which shall not be unreasonably, withheld or delayed. Without limiting the generality of the preceding sentence, Tenant's Accountant must have at least seven (7) years of experience reviewing financial operating records of comparable office buildings in the San Francisco downtown financial district and must not be retained on a contingency fee basis. The inspection of Landlord's

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

records must be completed within five (5) business days after Tenant's Accountant commences its inspection and within sixty (60) days after Landlord's receipt of the Dispute Notice. Tenant agrees to keep, and to cause Tenant's Accountant to keep, all information obtained by Tenant or Tenant's Accountant confidential. If requested by Landlord, Tenant shall require Tenant's Accountant to sign and deliver a confidentiality agreement to Landlord, reasonably acceptable in form and content to Landlord, prior to Landlord making its books and records available for inspection. If Tenant fails to deliver a Dispute Notice to Landlord within ninety (90) days after receipt of Landlord's Statement, Tenant shall have no further right to dispute the correctness of Landlord's Statement.

                  (b) If, following the examination of Landlord's records by Tenant's Accountant, Tenant continues to object to Landlord's Statement, the parties shall meet and attempt in good faith to resolve the dispute. If it is finally determined (by agreement between the parties, voluntary mediation or arbitration, settlement or court order) that Landlord's Statement was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after said determination, or at Landlord's option, any overpayment by Tenant shall be credited against the next installment(s) of Rent payable by Tenant. All costs and expenses of Tenant's Accountant shall be paid by Tenant unless it is finally determined that Landlord's Statement overstated the actual Operating Expenses and Real Estate Taxes for the applicable calendar year by five percent (5%) or more, in which case Landlord shall pay the reasonable costs of Tenant's Accountant for the audit of Landlord's records, up to a maximum amount of Fifteen Thousand Dollars ($15,000.00).

      6. Impositions Payable by Tenant. Tenant shall pay all Impositions directly billed to Tenant prior to delinquency. If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes, then Tenant shall pay to Landlord all such amounts within thirty (30) days after receipt of Landlord's invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord's payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition.

      7. Use of Premises.

            7.1 Permitted Use. The Premises shall be used solely for the Permitted Use and for no other use or purpose.

            7.2 No Violation of Requirements. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Project, anything which (i) is prohibited by, will in any way conflict with, or would invalidate any Requirements; or (ii) would cause a cancellation of any insurance policy carried by Landlord or Tenant, or give rise to any defense by an insurer to any claim under any such policy of insurance, or increase the existing rate of or adversely affect any insurance policy carried by Landlord, or subject Landlord to any liability or responsibility for injury to any person or property; or (iii) will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them. If Tenant does or permits anything to be done which increases the cost of any policy of insurance carried by Landlord, or which results in the need, in Landlord's reasonable judgment, for additional insurance to be carried by Landlord or Tenant with respect to any portion of the Project, then Tenant shall reimburse Landlord, upon demand, for any such additional premiums or costs, and/or procure such additional insurance, at Tenant's sole cost and expense. Invocation by Landlord of such right shall not limit or preclude Landlord from prohibiting Tenant's impermissible use that gives rise to the additional insurance premium or requirement or from invoking any other right or remedy available to Landlord under this Lease. Subject to
Section 7.6 below, Tenant shall not bring into the Premises or any portion thereof, any furniture, fixtures and/or equipment, and/or make any Alterations to the Premises, the aggregate weight of which would exceed the specified live load capacity of the Floor or Floors on which the Premises are located.

            7.3 Compliance with Requirements.

                  (a) Landlord represents to Tenant that, as of the date hereof, Landlord has not received any written notice from any governmental authority that the Building Systems serving the Premises or the Common Areas of the Building, including the path of travel to the Premises, are in violation of Requirements as currently interpreted, which violation remains uncured. If any existing violation of applicable Requirements relating to the Building Systems or Common Areas prevents Tenant from obtaining a certificate of occupancy for the Premises or otherwise materially, adversely affects Tenant's use of or access to the Premises, Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant, shall, as Tenant's sole remedy (except for the potential abatement of Base Rent and Escalation Rent as provided below in this Section 7.3(a)), perform such work or take such other action as may be necessary to cure the violation of Requirements that existed as of the date hereof, provided that nothing contained herein shall be deemed to prohibit Landlord from obtaining a variance or relying upon a grandfathered right in order to achieve compliance with Requirements. Further, if solely as a result of the failure of the Building Systems serving the Premises (but not any heating, ventilation or air conditioning units located in or exclusively serving the Premises) or the Common Areas to comply with applicable Requirements, Tenant is prohibited by local authorities from legally occupying the Premises, Base Rent and Escalation Rent (if applicable) shall abate one (1) day for each day after the Rent Commencement Date that such violation prevents Tenant from legally occupying the Premises. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law, and Landlord's obligation to perform work or take such other action to cure a violation under this Section 7.3(a) shall apply after the exhaustion of any and all rights to appeal or contest. In addition, notwithstanding any provision in this Section 7.3(a) to the contrary, Landlord's obligation under this Section 7.3(a) shall not apply to the life safety systems located wholly within the Premises, and Tenant, at its sole cost, shall perform any work to ensure the compliance of the life safety systems serving the Premises with applicable Requirements.

                  (b) Except to the extent of Landlord's obligations, Tenant, at its cost and expense, shall promptly comply with all Requirements applicable to Tenant's use or occupancy of, or business conducted in, the Premises, and shall maintain the Premises and all portions thereof in compliance with all applicable Requirements. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding involving Tenant, whether or not Landlord is party thereto, that Tenant is in noncompliance with any Requirement shall be conclusive of that fact. In addition, Tenant shall make all modifications to any portion of the Project outside the Premises (including whether structural or capital in nature), which are necessitated by (i) Tenant's use or occupancy of, or business conducted in, the Premises (other than investment banking and securities trading, so long as such activities are consistent with classification of the Premises as a "commercial facility" and not a "public accommodation" under the Americans With Disabilities Act), (ii) any acts or omissions of Tenant or any other Tenant Parties, or (iii) any Alterations (subject to Landlord's obligations pursuant to Section 7.3(a) above), or Landlord may elect to perform such modifications at Tenant's expense.

            7.4 No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Project, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Project, or others lawfully in or about the Project; (ii) use or allow the Premises to be used in any manner inappropriate for a firstclass office building and the Project, or for any improper or objectionable purposes, or do or permit any act which in Landlord's reasonable judgment might damage the reputation of the Project; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Project.

            7.5 Compliance With Environmental Laws; Use of Hazardous Materials.

                  (a) Environmental Laws. Without limiting the generality of
Section 7.3 above, Tenant and all other Tenant Parties shall at all times comply with all applicable Environmental Laws with respect to the use and occupancy of any portion of the Project pursuant to this Lease.

                  (b) Prohibition Against Hazardous Materials. Except as outlined in Paragraph 26 of the Rules and Regulations and in the third (3rd) sentence of this Section 7.5(b), Tenant shall not cause or permit any Hazardous Materials to be brought upon, produced, stored, used, discharged or disposed of in or near the Project without Landlord's prior written consent, which Landlord may give or withhold in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Materials in or about the Project by Tenant or any other Tenant Parties shall strictly comply with all applicable Environmental Laws. Tenant shall be solely responsible for obtaining and complying with all permits necessary for the maintenance and operation of its business in the Premises, and the installation, maintenance and operation of equipment in the Premises, including, without limitation, the gas fire suppression system, FM 200 system, and UPS unit that may be installed by Tenant pursuant to Section 7.6 below, and all permits governing the use, handling, storage, treatment, transport, discharge and disposal of Hazardous Materials. Tenant shall indemnify, defend and hold Landlord harmless from and against any Claims (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of rentable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Project, Remedial Work, and sums paid in settlement of Claims) which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Materials on or about the Project by Tenant or any other Tenant Parties. If, as a result of Tenant's use, handling, storage, treatment, transportation, discharge or disposal of Hazardous Materials, any Encumbrancer or governmental agency shall require testing for Hazardous Materials in the Premises, Tenant shall pay for such testing. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section are fully, finally, and absolutely barred by the applicable statutes of limitations.

                  (c) Landlord Notification. Tenant shall promptly provide Landlord with complete copies of all documents, correspondence and other written materials directed to or from Tenant concerning environmental issues at the Premises or the Project, including, without limitation, documents relating to the release, potential release, investigation, compliance, cleanup and abatement of Hazardous Materials, and any Claims related to same. Within twenty-four (24) hours after Tenant has actual knowledge of any unauthorized release, spill or discharge of Hazardous Materials in, on, or about the Premises or Project, Tenant shall provide written notice to Landlord fully describing the event. Tenant shall also provide Landlord with a copy of any document or correspondence submitted by or on behalf of Tenant to any regulatory agency as a result of or in connection with the unauthorized release, spill or discharge. Within twenty-four (24) hours after receipt by Tenant of any warning, notice of violation, permit suspension or similar disciplinary measure relating to Tenant's actual or alleged failure to comply with any Environmental Law, Tenant shall provide written notice thereof to Landlord.

                  (d) Remedial Work. If any Remedial Work is required under any Environmental Laws as a result of any act or omission of Tenant or any other Tenant Parties, then Tenant shall perform or cause to be performed the Remedial Work in compliance with Environmental Laws or, at Landlord's option, Landlord may cause such Remedial Work to be performed and Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer and Landlord's reasonable attorneys' and experts' fees and costs incurred in connection with the monitoring or review of such Remedial Work.

                  (e) Tenant as Generator. In no event shall Landlord be designated as the "generator" on, nor shall Landlord be responsible for preparing, any manifest relating to Hazardous Materials generated or used by Tenant or any other Tenant Parties.

                  (f) Pre-Existing Hazardous Materials. Landlord shall be responsible for the clean up, removal or remediation of PreExisting Hazardous Materials in or at the Premises or the Project in accordance with applicable Requirements. Notwithstanding anything to the contrary contained in this Article, in no event shall Tenant be required to clean up, remove or remediate any PreExisting Hazardous Materials in or at the Premises or the Project, except to the extent that any hazard posed by such PreExisting Hazardous Materials is knowingly exacerbated by, or the cost to clean up, remove or remediate such PreExisting Hazardous

Materials is knowingly increased as a result of, the acts or omissions of Tenant or any other Tenant Parties.

            7.6 Gas Fire Suppression System; UPS Unit. Tenant shall have the right to install, at Tenant's sole cost and expense, a gas fire suppression system or FM 200 system in its server/IT room. In addition, Tenant shall have the right to install, at Tenant's sole cost and expense, a UPS unit in the Premises in a location reasonably approved by Landlord. Tenant, at Tenant's sole cost and expense, shall structurally reinforce a portion of the floor of the Premises, to the extent reasonably required by Landlord to accommodate the equipment described in this Section. All work under this Section shall comply with Article 10 and all other applicable provisions of this Lease.

      8. Building Services.

            8.1 Maintenance of Project. Landlord shall keep and maintain the Common Areas, all exterior landscaping, the windows in the Building, the skin of the Building, the parking garage, elevators, the mechanical, plumbing and electrical equipment serving the Building, the telephone cable distribution system serving the Building to the telephone terminal on each Floor, the common shafts, stacks, pipes, conduits, and ducts containing such equipment and systems and the space containing them, and the structure of the Building, in good order and condition consistent with a first-class office building, except for ordinary wear and tear, damage by Casualty or condemnation, or damage occasioned by the act or omission of Tenant or any other Tenant Parties, which damage shall be repaired by Landlord at Tenant's expense, except as provided in Article 12. Landlord shall have the right, exercised by Landlord in its reasonable discretion, in connection with its maintenance of the Project hereunder, (i) to change the arrangement and/or location of any Common Area amenity, installation or improvement, or other public parts of the Project, and (ii) to utilize portions of the Common Areas from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that Landlord may determine are desirable.

            8.2 Building-Standard Services. Landlord shall cause to be furnished to Tenant: (i) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity up to the Wattage Allowance (on a daily, noncumulative basis) for lighting and the operation of electrically powered office equipment; (iii) heat, ventilation and air conditioning as reasonably determined by Landlord during Building Standard Hours; (iv) passenger elevator service; (v) freight elevator service subject to then applicable Building-standard procedures and scheduling; (vi) lighting replacement for Building-standard lights; (vii) restroom supplies; (viii) window washing as determined by Landlord, but in all events not less than twice per year; and (ix) janitor service on a five (5) day per week basis (excluding Building holidays), except Landlord shall not be required to clean portions of the Premises used for preparing or consuming food or beverages or provide special treatment or services for above-standard tenant improvements. Landlord may establish in the Premises or other portions of the Project such measures as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting. When and if so elected by Landlord, in its reasonable discretion from time to time or at any time, Landlord may also provide security services for the Project (but not individually for Tenant or the Premises) of such scope and type as Landlord may determine in its sole discretion. Landlord shall not be liable in any manner to Tenant or any other Tenant Parties for any acts (including criminal acts) of others, or for any direct, indirect, or consequential damages, or any injury or damage to, or interference with, Tenant's business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or other loss or damage, bodily injury or death, related to any malfunction, circumvention or other failure of any security services which Landlord elects to provide, or on account of Landlord's election not to provide any security service or services, or for the failure of any security services to prevent bodily injury, death, or property damage, or loss, or to apprehend any person suspected of causing such injury, death, damage or loss. Landlord shall provide Tenant, at no charge to Tenant, with up to a maximum of one hundred twenty (120) access cards for the Building for occupants of the Premises. Tenant shall pay Landlord's standard charge for replacement or additional access cards. If Tenant elects to install a security system in the Premises, and such system is compatible with the then-current Building security system (if any), the same access cards may be utilized with respect to both security systems at no cost to Tenant for such dual usage. However, Landlord shall have no responsibility or liability whatsoever with respect to Tenant's security system. Tenant, at Tenant's expense, shall be solely responsible for installing, monitoring, maintaining, operating and, at Landlord's election, removing Tenant's security system at the expiration or earlier termination of this Lease.

            8.3 Interruption or Unavailability of Services. Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, Rent shall not be abated, no constructive or other eviction shall be construed to have occurred, and Tenant shall not be relieved from any of its obligations under this Lease, by reason of the failure to furnish or delay in furnishing any maintenance or services under this Article 8, regardless of the cause of such failure. Landlord shall use commercially reasonable efforts promptly to remedy any failure or interruption in the furnishing of such maintenance or services. Landlord makes no warranty or representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Project or the Premises to maintain temperatures that may be required for, or because of, any of Tenant's fixtures or equipment which uses other than the fractional horsepower normally required for standard office equipment and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. Notwithstanding anything contained in this Section 8.3 to the contrary, if (i) there is an interruption in the Essential Services (as defined below) and Tenant supplies Landlord with written notice thereof (the "Interruption Notice"), (ii) such interruption is not the result of an act or omission of Tenant or Tenant's Parties, (iii) such interruption is not the result of a Casualty (in which case Article 12 of this Lease shall apply), (iv) the repair or restoration of the Essential Service is within the reasonable control of Landlord, and (v) as a result of such interruption the Premises, or a material portion thereof, is rendered untenantable and is in fact not used by Tenant for five (5) consecutive business days, then Tenant's sole remedy for such interruption shall be as follows: commencing on the sixth (6th) consecutive business day following the later to occur of the date Tenant ceases to use the Premises (or a material portion thereof) and the date Tenant provides Landlord with an Interruption Notice, the Base Rent and Escalation Rent payable under this Lease shall abate in proportion to the portion of the Premises that is rendered untenantable on a per diem basis for each day thereafter until the date the Premises becomes tenantable again. Such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or excuse Tenant from performing any of its obligations under this Lease. For the purposes of this Section 8.3, "Essential Services" shall mean services provided by the heating, ventilation and air conditioning systems, life safety systems, mechanical systems, elevator, plumbing and waste disposal systems and electrical systems as are reasonably necessary to operate the Premises for its Permitted Use as set forth in Section 7.1 above, to the extent Landlord is required to provide the same under this Lease.

            8.4 Tenant's Use of Excess Electricity and Water. Tenant shall not, without Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed, install in the Premises: (A) lighting, equipment, and/or apparatus, the aggregate average monthly power usage of which exceeds the Wattage Allowance, or which requires a voltage other than 110 volts single-phase; (B) heat-generating or heat-sensitive equipment, or lighting other than Building-standard lights; (C) supplementary air conditioning facilities;
(D) Alterations which reconfigure the Premises, or fixtures or equipment therein, affecting the temperature otherwise maintained by the Building-standard heating, ventilation and air conditioning system; or (E) equipment that requires a separate temperature-controlled room. If Landlord consents to any installation pursuant to this Section 8.4, Landlord may, at Landlord's election after notice to Tenant or upon Tenant's request, install supplementary air conditioning facilities in the Premises, or otherwise modify the heating, ventilation and air conditioning system serving the Premises, and/or increase the supply of electricity to the Premises, in order to maintain the temperature otherwise maintained by the Building heating, ventilation, and air conditioning system, and/or to supply any increase in the electricity demand of the Premises, and/or to serve any separate temperature-controlled room. Tenant shall pay the cost of any transformers, additional risers, panel boards, and all other facilities if, when and to the extent installed hereunder or required to furnish power for, and all costs of supplying and maintaining, any supplementary air conditioning facilities or modified ventilating and air conditioning equipment. The capital, maintenance and service costs of installing, supplying, and maintaining any such facilities, utilities, and modifications shall be paid by Tenant as Rent. Landlord, at its election and at Tenant's expense, may also install and maintain an electric current meter or water meter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of electricity and/or such ventilation and air conditioning equipment, or may otherwise cause such usage to be measured by reasonable methods.

            8.5 Provision of Additional Services. If Tenant desires services in amounts additional to or at times different from those set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, Tenant shall pay Landlord's reasonable charges for such services (including engineers' expenses, a reasonable allowance for wear and tear on the Building Systems, and a reasonable administrative fee), with no minimum usage or startup charges, within thirty (30) days after Tenant's receipt of Landlord's invoice.

            8.6 Tenant's Supplemental Air Conditioning. If Landlord consents to Tenant's installation of supplementary air conditioning facilities under Section
8.4 above or the Work Letter, Tenant shall have access to and use of the Building's condenser water up to and not to exceed ten (10) tons for such facilities. Tenant shall reimburse Landlord for (i) Landlord's charges for Tenant's usage of such condenser water, and (ii) Tenant's Percentage Share of Landlord's charges for maintaining the system that supplies such condenser water, within thirty (30) days after Tenant's receipt of Landlord's invoice. Landlord shall have the right to install, at

Tenant's cost and expense, meters to measure Tenant's usage hereunder for purposes of calculating the charges payable by Tenant for such condenser water.

      9. Maintenance of Premises. Tenant shall, at Tenant's cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear, damage by Casualty or condemnation, and the maintenance and repair to be performed by Landlord pursuant to Section 8.1 above. Except as specifically set forth in this Lease, Landlord (i) has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, and (ii) has no obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Project. Tenant hereby waives all rights, including under Subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law now or hereafter in effect, to make repairs which are Landlord's obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

      10. Alterations to Premises. All Alterations shall be made in accordance with the Construction Guide, the Building-standard procedures, specifications, and details (including the standard for construction and quality of materials in the Project) as then established by Landlord, all applicable Requirements, and the provisions of this Article 10. In the event of any conflict between this
Article 10 and the Construction Guide, the Building-standard procedures, specifications or details then in effect, the provisions of this Article 10 shall govern.

            10.1 Landlord Consent; Procedure. Tenant shall not make or permit to be made any Major Alterations without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If Landlord has not responded to Tenant's request for approval of proposed Major Alterations within thirty (30) days after receipt of Tenant's request, Tenant may give Landlord a second notice requesting approval. The second notice must specifically reference this Section 10.1 and prominently state in capital or bold letters that the proposed Major Alterations previously submitted by Tenant shall be deemed approved unless Landlord objects thereto within five (5) business days after receipt of such second notice. If Landlord fails to respond within five (5) business days after receipt of such second notice, Landlord shall be deemed to have approved of the proposed Major Alterations. If Landlord disapproves of any proposed Major Alterations, such disapproval shall state with reasonable particularity the reasons for such disapproval. Further, upon Tenant's written request expressly referring to this Section 10.1, Landlord shall advise Tenant at the time of Landlord's approval of any Major Alterations, or within ten (10) business days after such written request by Tenant with respect to Minor Alterations, whether Landlord will require the removal of the applicable Alterations and restoration of the Premises to its previous condition at the expiration or earlier termination of this Lease. If Landlord fails to respond to such written request by Tenant seeking to confirm Tenant's removal obligation, Tenant may give Landlord a second notice inquiring about Tenant's removal obligation. The second notice must specifically reference this Section 10.1 and prominently state in capital or bold letters that Tenant will not be obligated to remove the Major Alterations or Minor Alterations described in Tenant's earlier notice and restore the Premises to its previous condition unless Landlord notifies Tenant of such removal requirement within five (5) business days after receipt of such second notice. If Landlord fails to respond within five (5) business days after receipt of such second notice, Tenant shall have no obligation to remove the applicable Alterations and restore the Premises to its previous condition.

            10.2 General Requirements.

                  (a) Except as otherwise provided in the Work Letter with respect to the initial leasehold improvements to the Premises (if any), all Alterations shall be designed and performed by Tenant at Tenant's cost and expense; provided, however, that if any Alterations require work to be performed outside the Premises, Landlord may elect to perform such work at Tenant's expense.

                  (b) All Alterations shall be performed only by contractors, engineers or architects approved by Landlord, and shall be made in accordance with complete and detailed architectural, mechanical and engineering plans and specifications approved in writing by Landlord. Landlord shall not unreasonably withhold or delay its approval of any such contractors, engineers, architects, plans or specifications; provided, however, that Landlord may specify contractors, engineers or architects to perform work affecting the structural portions of the Project or the Building Systems. Tenant shall engage only labor that is harmonious and compatible with other labor working in the Project. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance.

                  (c) Prior to commencement of the Alterations, Tenant shall deliver to Landlord (i) any building or other permit required by Requirements in connection with the Alterations; (ii) a copy of executed construction contract(s); and (iii) written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing to Tenant with respect to the Premises any labor, services, materials, supplies or equipment in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate that they will look exclusively to Tenant for payment of any sums in connection therewith and that Landlord shall have no liability for such costs. In addition, Tenant shall require its general contractor to carry and maintain the following insurance at no expense to Landlord, and Tenant shall furnish Landlord with satisfactory evidence thereof prior to the commencement of construction of the Alterations: (A) commercial general liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury and property damage, including personal injury and death, and contractor's protective liability, and products and completed operations coverage in an amount not less than Five Million Dollars ($5,000,000.00) in the aggregate; (B) commercial automobile liability insurance with a policy limit of not less than Five Million Dollars ($5,000,000.00) each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 "any auto," and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or nonowned; and (C) worker's compensation with statutory limits and employer's liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) per occurrence. All insurance required by this Article 10 shall be issued by solvent companies qualified to do business in the State of California, and with a Best & Company rating of A:VIII or better. All such insurance policies (except workers' compensation insurance) shall (i) provide that Landlord, Landlord's managing agent, any Encumbrancer, and any other person requested by Landlord is designated as an additional insured with respect to liability arising out of work performed by or for Tenant's general contractor without limitation as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 10 01 or its equivalent, (2) specify that such insurance is primary and that any insurance or selfinsurance maintained by Landlord shall not contribute with it, and (3) provide that the insurer agrees not to cancel the policy without at least thirty (30) days' prior written notice to all additional insureds (except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give all additional insureds at least ten (10) days' prior notice). Tenant shall cause Tenant's general contractor to notify Landlord within ten (10) days after any material modification of any policy of insurance required under this Article. Landlord may inspect the original policies of such insurance coverage at any time. Upon Landlord's request, Tenant shall deliver complete certified copies of such policies. Tenant's general contractor shall furnish Landlord evidence of insurance for its subcontractors as may be reasonably required by Landlord. Tenant acknowledges and agrees that Landlord may require other types of insurance coverage and/or increase the insurance limits set forth above if Landlord determines such increase is required to protect adequately the parties named as insureds or additional insureds under such insurance.

                  (d) Tenant shall give Landlord at least ten (10) days' prior written notice of the date of commencement of any construction on the Premises to afford Landlord the opportunity of posting and recording appropriate notices of nonresponsibility. Tenant shall comply with the requirements of Section 3110.5 of the California Civil Code as the contracting owner, to the extent applicable, and prior to commencement of construction, Tenant shall provide Landlord with evidence of compliance with said statute. Tenant acknowledges that the contractual waiver of the benefits of California Civil Code Section 3110.5 is expressly declared to be against public policy.

                  (e) Tenant shall promptly commence construction of Alterations, cause such Alterations to be constructed in a good and workmanlike manner and in such a manner and at such times so that any such work shall not unreasonably disrupt or interfere with the use, occupancy or operations of other tenants or occupants of the Project, and complete the same with due diligence as soon as possible after commencement. All trash which may accumulate in connection with Tenant's construction activities shall be removed by Tenant at its own expense from the Premises and the Project.

                  (f) In addition to the foregoing, as a condition of its consent to Alterations hereunder, Landlord may impose any reasonable requirements that Landlord reasonably considers necessary or desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) will be paid when due.

            10.3 Landlord's Right to Inspect. Landlord or its agents shall have the right (but not the obligation) to inspect the construction of Alterations, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved by Landlord; provided, however, that no such inspection shall (i) be deemed to create any liability on the part of Landlord, or (ii) constitute a representation by Landlord that the work so inspected conforms with such plans or complies with any applicable Requirements, or (iii) give rise to a waiver of, or estoppel with respect to, Landlord's continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans. In addition, under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors, mechanics or engineers, design or construction of any Alteration, or delay in completion of any Alteration.

            10.4 Tenant's Obligations Upon Completion. Promptly following completion of any Alterations, Tenant shall (i) furnish to Landlord "as-built" drawings and specifications in CAD format showing the Alterations as made and constructed in the Premises, (ii) cause a timely notice of completion to be recorded in the Office of the Recorder of the County of San Francisco in accordance with Civil Code Section 3093 or any successor statute, and (iii) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials in excess of Five Thousand Dollars ($5,000.00) in the aggregate (or record a release bond in accordance with California Civil Code Section 3143 where there is a good faith dispute as to cost).

            10.5 Repairs. If any part of the Building Systems shall be damaged during the performance of Alterations, Tenant shall promptly notify Landlord, and Landlord may elect to repair such damage at Tenant's expense. Alternatively, Landlord may require Tenant to repair such damage at Tenant's sole expense using contractors approved by Landlord.

            10.6 Ownership and Removal of Alterations.

                  (a) Ownership. All Alterations shall be surrendered at the expiration or earlier termination of the Term, unless Tenant shall be required to remove any such Alterations as otherwise provided in this Article 10; provided, however, that equipment and movable furniture shall remain the property of Tenant.

                  (b) Removal. If required by Landlord, subject to the provisions of Section 10.1 above, Tenant, prior to the expiration of the Term or termination of this Lease, shall, at Tenant's sole cost and expense, (i) remove any or all Alterations, (ii) restore the Premises to the condition existing prior to the installation of such Alterations, and (iii) repair all damage to the Premises or Project caused by the removal of such Alterations. Tenant shall use a contractor designated by Landlord for such removal and repair. If Tenant fails to remove, restore and repair under this Section, then Landlord may remove such Alterations and perform such restoration and repair, and Tenant shall reimburse Landlord for costs and expenses incurred by Landlord in performing such removal, restoration and repair. Subject to the foregoing provisions regarding removal, all Alterations shall be Landlord's property and at the expiration of the Term or termination of this Lease shall remain on the Premises without compensation to Tenant.

            10.7 Minor Alterations. Notwithstanding any provision in Section
10.1 above, Tenant may construct Minor Alterations in the Premises without Landlord's prior written consent, but with prior notification to Landlord. Before commencing construction of Minor Alterations, Tenant shall submit to Landlord such documentation as Landlord may reasonably require to determine whether Tenant's proposed Alterations qualify as Minor Alterations. Except to the extent inconsistent with this Section 10.7, Minor Alterations shall otherwise comply with the provisions of this Article 10. All references in this Lease to "Alterations" shall mean and include Minor Alterations, unless specified to the contrary.

            10.8 Landlord's Fee. In connection with installing Major Alterations or removing Minor Alterations or Major Alterations, Tenant shall pay Landlord's reasonable charges for review and approval of Tenant's plans, specifications and working drawings, and administration by Landlord of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition, provided that Landlord's review and administrative charges shall not exceed, in the aggregate, two percent (2%) of the hard costs of installing or constructing the applicable Alterations. If reasonably required due to the nature of the proposed Alterations, Landlord may hire third parties to review Tenant's plans, specifications and working drawings and/or to supervise the construction, installation or removal of Alterations from the Premises, in which event Tenant shall also reimburse Landlord for the reasonable fees and costs charged by such third parties. Tenant shall pay the amount of all reasonable fees and costs owing pursuant to this Section 10.8 within thirty (30) days after receipt from Landlord of a statement or invoice therefor.

      11. Liens. Tenant shall keep the Project free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices permitted or required by law or which Landlord may deem to be proper for the protection of Landlord and the Project from such liens. If Tenant does not, within ten (10) days following the recording of notice of any such lien, cause the same to be released of record or bonded against, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by any means as Landlord shall deem proper, including by payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Default Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. The bond permitted under this Article shall be issued by a company reasonably acceptable to Landlord.

      12. Damage or Destruction.

            12.1 Obligation to Repair. Except as otherwise provided in this
Article 12, if the Premises, or any other portion of the Project necessary for Tenant's use and occupancy of the Premises, are damaged or destroyed by Casualty, Landlord shall, within sixty (60) days after Landlord obtains actual knowledge of such damage or destruction ("Casualty Discovery Date"), notify Tenant of the estimated time, in Landlord's reasonable judgment, required to repair such damage or destruction ("Repair Estimate"). If the Repair Estimate indicates that the necessary repairs can be completed within three hundred sixty-five (365) days after the Casualty Discovery Date, then subject to the other provisions of this Article 12, (i) Landlord shall repair the Premises, and/or the portion of the Project necessary for Tenant's use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, to the extent commercially reasonable and as permitted by and subject to then applicable Requirements; (ii) this Lease shall remain in full force and effect; and (iii) Base Rent and Escalation Rent shall abate for such part of the Premises rendered unusable by Tenant in the conduct of its business during the time such part is so unusable, in the proportion that the rentable area contained in the unusable part of the Premises bears to the total rentable area of the Premises.

            12.2 Landlord's Election. If the Repair Estimate indicates that the necessary repairs cannot be completed (when such repairs are made without the payment of overtime or other premiums) within three hundred sixty-five (365) days after the Casualty Discovery Date, Landlord may elect, in its Repair Estimate, to terminate this Lease or to repair the Premises and any portion of the Project necessary for Tenant's use and occupancy of the Premises in accordance with the applicable provisions of Section 12.1 above. In addition, if
(A) (i) any Encumbrancer requires, and in Landlord's good faith judgment is entitled to require, that insurance proceeds be applied to the payment of debt encumbering all or any portion of the Project or (ii) material damage to the Project occurs (whether or not the Premises are affected) that is not fully covered by insurance proceeds (excluding deductibles), and (B) Landlord, in its sole discretion, does not intend in the reasonably foreseeable future to rebuild the Project in substantially the same form as existed before the fire or other casualty, Landlord may elect, in its Repair Estimate, to terminate this Lease or repair the Premises and any portion of the Project necessary for Tenant's use and occupancy of the Premises; provided, however, that Landlord shall not exercise its termination right pursuant to subsection (ii) above unless Landlord also terminates the leases of other tenants in the Building similarly affected by the casualty and with respect to which Landlord has comparable termination rights. If Landlord terminates this Lease, then this Lease shall terminate as of the date specified in Landlord's notice.

            12.3 Tenant's Election. If Landlord does not elect to terminate this Lease pursuant to Section 12.2 above, and the Repair Estimate indicates that repairs cannot be completed within three hundred sixty-five (365) days after the Casualty Discovery Date, Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within ten (10) business days after receipt of the Repair Estimate. If Tenant terminates this Lease, then this Lease shall terminate as of the date specified in Tenant's notice, but in no event later than thirty (30) days after Landlord's receipt of Tenant's termination notice.

            12.4 Cost of Repairs. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under the insurance policies Tenant is required to carry under subsections (ii) and (iii) of Section 14.1(c). If neither party elects to terminate this Lease pursuant to the provisions of this Article 12, Landlord shall repair the Building Systems and any portion of the Project necessary for Tenant's use and occupancy of the Premises and, to the extent Landlord receives insurance proceeds therefor, all improvements in the Premises, including Alterations. Tenant shall replace or repair, at Tenant's cost and expense, Tenant's furniture, equipment, trade fixtures and other personal property in the Premises.

            12.5 Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any portion thereof or of the Project, are damaged or destroyed by Casualty within the last twelve (12) months of the Term, and the Repair Estimate indicates that the necessary repairs cannot be completed (when such repairs are made without the payment of overtime or other premiums) so that at least six (6) full calendar months will remain in the Term following completion of the repairs, then either party shall have the right, in its sole discretion, to terminate this Lease by notice to the other party. Landlord's notice of termination shall be included in the Repair Estimate. Tenant's notice of termination must be given to Landlord within ten
(10) days after Tenant's receipt of the Repair Estimate. Such termination shall be effective on the date specified in either party's termination notice to the other party, but in no event later than thirty (30) days after Tenant's receipt of the Repair Estimate.

            12.6 Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Project, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4), providing for the termination of a lease upon destruction of the leased property.

      13. Eminent Domain.

            13.1 Effect of Taking. Except as otherwise provided in this Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasipublic purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, "taken" or a "taking"), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within sixty (60) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant's operation of its business in the balance of the Premises. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any portion of the Project if Landlord determines in its sole discretion that (i) such taking is of such extent and nature as to render the operation of the remaining Project economically infeasible or to require a substantial alteration or reconstruction of such remaining portion, or
(ii) the amount of the award payable to Landlord under Section 13.2 below, after deducting all costs and expenses incurred by Landlord in connection with such taking, is not sufficient to restore the Project (including the Premises) pursuant to Section 13.3 below and Landlord does not then intend to restore the Project. Landlord shall elect termination under clause (i) or (ii) above by notice to Tenant given within ninety (90) days after the effective date of such taking or as soon thereafter as possible, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease (other than as to the part of the Premises so taken), the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises.

            13.2 Condemnation Proceeds. All compensation awarded or received in connection with a taking shall be the property of Landlord, and Tenant hereby assigns to Landlord any and all elements of said compensation which Tenant would, in the absence of said assignment, have been entitled to receive. Specifically, and without limiting the generality of the foregoing, said assignment is intended to include: (i) the "bonus value" represented by the difference, if any, between Rent under this Lease and market rent for the unexpired Term of this Lease, (ii) the value of improvements to the Premises, whether said improvements were paid for by Landlord or by Tenant, and (iii) the value of any and all other items and categories of property for which payment of compensation may be made in any such taking. Notwithstanding the foregoing, Tenant shall be entitled to receive any award of compensation for (1) loss of or damage to the goodwill of Tenant's business (but only to the extent the same does not constitute "bonus value"), (2) any loss incurred by Tenant in removing Tenant's furniture, trade fixtures and

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

equipment and (3) any business interruption or relocation expenses which Tenant is entitled under the law to recover directly from the public agency which acquires the Premises.

            13.3 Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease (other than as to the part of the Premises so taken), Landlord and Tenant shall restore the Premises to substantially the condition existing immediately before such taking, to the extent commercially reasonable and as permitted by and subject to then applicable Requirements. Landlord and Tenant shall perform such restoration in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to
Article 12 above, and both parties shall use any awards received by such party attributable to the restoring of the Premises for such purpose.

            13.4 Taking at End of Term. Notwithstanding anything to the contrary contained in this Article 13, if the Premises, or any portion thereof or of the Project, are taken within the last twelve (12) months of the Term, then either party shall have the right, in its sole discretion, to terminate this Lease by notice to the other party given within thirty (30) days after the date of such taking. Such termination shall be effective on the date specified in either party's notice to the other party, but in no event later than the end of such 30day period.

            13.5 Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of the Project are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

      14. Insurance.

            14.1 Tenant's Insurance. Tenant, at its cost and expense, shall procure and maintain, from the Lease Date and throughout the Term, the following insurance:

                  (a) Commercial General Liability Insurance. Tenant shall maintain a policy(ies) of commercial general liability insurance written on an "occurrence" basis, with limits of liability, in the aggregate, of not less than Five Million Dollars ($5,000,000.00). Such policy(ies) shall cover bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant's business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Project, and shall include all the coverages typically provided by the Broad Form Commercial General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant's liability coverage shall further include premises-operations coverage, products liability coverage (if applicable), products-completed operations coverage, owners and contractors protective coverage (when reasonably required by Landlord), and blanket contractual coverage including both oral and written contracts. It is the parties' intent that Tenant's contractual liability coverage provide coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease.

                  (b) Tenant's Workers' Compensation and Employer Liability Coverage. Tenant shall maintain workers' compensation insurance as required by law and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

                  (c) Tenant's Property Insurance. Tenant shall maintain property insurance coverage for (i) all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant's property in, on, at, or about the Premises and the Project, (ii) the Tenant Improvements, as that term is defined in the Work Letter (including during installation and after completion), and any other improvements which exist in the Premises as of the date of this Lease, and (iii) all Alterations (including during installation and after completion). Such policy shall (A) be written on the broadest available "all risk" (special-causes-of-loss) policy form or an equivalent form acceptable to Landlord, (B) include an agreed-amount endorsement for no less than the full replacement cost (new without deduction for depreciation) of the covered items and property, and (C) include vandalism and malicious mischief coverage, sprinkler leakage coverage, and earthquake sprinkler leakage coverage.

                  (d) Business Interruption, Loss of Income, and Extra Expense Coverage. Tenant shall maintain business interruption, loss of income, and extra expense insurance, to the extent such insurance is commercially available at reasonable terms, covering all direct or indirect loss of income and charges and costs incurred arising out of all perils, failures, or interruptions covered under the broadest available "all risk" policy, including any failure or interruption of Tenant's business equipment (including, without limitation, telecommunications equipment), and the prevention of, or denial of use of or access to, all or part of the Premises or the Project, as a result of those perils, failures, or interruptions. The business interruption, loss of income, and extra expense coverage shall provide coverage for no less than twelve (12) months and shall be carried in amounts necessary to avoid any coinsurance penalty that could apply. The business interruption, loss of income and extra expense coverage shall be issued by the insurer that issues Tenant's property insurance under Section 14.1(c) above.

                  (e) Other Tenant Insurance Coverage. Not more often than once every year and upon not less than thirty (30) days' prior written notice, Landlord may require Tenant, at Tenant's sole cost and expense, to procure and maintain other types of insurance coverage and/or increase the insurance limits set forth above if Landlord reasonably determines such increase is required to protect adequately the parties named as insureds or additional insureds under such insurance.

            14.2 Form of Policies. The minimum limits of policies and Tenant's procurement and maintenance of such policies described in Section 14.1 shall in no event limit the liability of Tenant under this Lease. All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California, and with a Best & Company rating of A:VIII or better. Any insurance policy under this Article 14 may be maintained under a "blanket policy," insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. No policy maintained by Tenant under this Article 14 shall contain a deductible greater than Twenty-Five Thousand Dollars ($25,000.00). Tenant shall provide Landlord a certificate of each policy of insurance required hereunder certifying that the policies contain the provisions required. Tenant shall deliver such certificates to Landlord within thirty (30) days after the Lease Date, but in no event later than the date that Tenant or any other Tenant Parties first enter the Premises and, upon renewal, not fewer than ten (10) days prior to the expiration of such coverage. In addition, Tenant shall deliver to Landlord a copy of each policy of insurance required hereunder upon Landlord's request. All Tenant's liability insurance shall provide (i) that Landlord, Landlord's managing agent, any Encumbrancer, and any other person requested by Landlord, is designated as an additional insured without limitation as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 10 01 or its equivalent; (ii) for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured (if available); (iii) that the aggregate liability applies solely to the Project; and (iv) that Tenant's insurance is primary and noncontributory with any insurance carried by Landlord. All Tenant's insurance shall provide that the insurer agrees not to cancel the policy without at least thirty (30) days' prior written notice to all additional insureds (except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give all additional insureds at least ten (10) days' prior notice). Tenant shall notify Landlord within ten (10) days after any material modification of any policy of insurance required under this Article. Any self insurance or self insured retention provisions under, or with respect to, any insurance policies maintained by Tenant hereunder shall be subject to Landlord's prior written approval, which Landlord may give or withhold in its sole discretion.

            14.3 Vendors' Insurance. In addition to any other provision in this Lease (including, without limitation, Article 10 above), Landlord may require Tenant's vendors and contractors to carry such insurance as Landlord shall deem reasonably necessary.

            14.4 Landlord's Insurance. Landlord shall maintain during the Term "all risk" (special-causes-of-loss) insurance with respect to the Building, excluding the Tenant Improvements and Alterations.

      15. Waiver of Subrogation Rights. Each party, for itself and, without affecting any insurance maintained by such party, on behalf of its insurer, releases and waives any right to recover against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building, including the Premises, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or selfinsures the loss or damage. Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

      16. Tenant's Waiver of Liability and Indemnification.

            16.1 Waiver and Release. To the fullest extent permitted by Requirements, neither Landlord nor any of Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members (together, the "Indemnitees") shall be liable to Tenant or any other Tenant Parties for, and Tenant waives as against and releases Landlord and the other Indemnitees from, any and all Claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Project, arising at any time and from any cause whatsoever. The foregoing waiver shall apply to (i) Claims caused in whole or in part by any third party (including any tenant or other occupant of the Project), (ii) Claims caused in whole or in part by any active or passive act, error, omission, or negligence of Landlord or any other Indemnitee, (iii) Claims in which liability without fault or strict liability is imposed, or sought to be imposed, on Landlord or any other Indemnitee, and (iv) Claims caused in whole or in part by earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, windows, basement or other portion of the Premises or Project. Subject to the provisions of Article 15, the foregoing waiver shall not apply to the extent that a Claim against an Indemnitee was proximately caused by such Indemnitee's, including Landlord's, fraud, gross negligence or willful injury to person or property, or violation of Requirements. In that event, however, the waiver under this Section 16.1 shall remain valid for all other Indemnitees. The provisions of this Section 16.1 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.1 are fully, finally, and absolutely barred by the applicable statutes of limitations. Tenant acknowledges that this Section was negotiated with Landlord, that the consideration for it is fair and adequate, and that Tenant had a fair opportunity to negotiate, accept, reject, modify or alter it.

            16.2 Indemnification of Landlord.

                  (a) To the fullest extent permitted by Requirements but subject to the provisions of Article 15, Tenant shall indemnify, defend, protect and hold Landlord and the other Indemnitees harmless of and from Claims arising out of or in connection with, or related to any of the following, including, but not limited to, Claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of the Indemnitees, any immunity to which Tenant may be entitled under any worker's compensation laws: (i) the making of Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises; (B) damage to the telephone distribution system of the Project caused by Tenant; (C) the use, generation, storage, handling, release, transport, or disposal by Tenant or any other Tenant Parties of any Hazardous Materials in or about the Premises or any other portion of the Project; (D) any other occurrence or condition in or on the Premises; and (E) acts, neglect or omissions of Tenant or any other Tenant Parties in or about any portion of the Project. The foregoing indemnification shall apply regardless of the active or passive negligence of Indemnitees and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on Indemnitees. The foregoing indemnification shall not apply in favor of any particular Indemnitee to the extent that a Claim was proximately caused by the gross negligence or willful misconduct of such Indemnitee, including Landlord. In that event, however, the indemnification under this Section 16.2 shall remain valid for all other Indemnitees.

                  (b) Landlord shall have the right to approve legal counsel proposed by Tenant for defense of any Claim indemnified against hereunder or under any other provision of this Lease, which approval shall not be unreasonably withheld, conditioned or delayed.

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

                  (c) The provisions of this Section 16.2 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.2 are fully, finally, and absolutely barred by the applicable statutes of limitations.

            16.3 Indemnification of Tenant. To the fullest extent permitted by Requirements but subject to the provisions of Article 15, Landlord shall indemnify, defend, protect and hold Tenant harmless of and from Claims arising out of or in connection with the construction, repair, alteration, improvement, use, occupancy and enjoyment of the Common Areas; provided, however, Landlord shall have no obligation to indemnify, defend, protect or hold Tenant harmless to the extent that a Claim was proximately caused by the gross negligence or willful misconduct of any Tenant Parties, including Tenant. The provisions of this Section 16.3 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.3 are fully, finally, and absolutely barred by the applicable statutes of limitations.

      17. Assignment and Subletting.

            17.1 Compliance Required. Tenant shall have no right, directly or indirectly, voluntarily or by operation of law, to sell, assign or otherwise transfer this Lease, or any interest herein (collectively, "assign" and "assignment"), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, "sublease" and "subletting," the assignee or sublessee under an assignment or sublease being referred to as a "transferee") without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment or subletting made in violation of this Article 17 shall, at Landlord's option, be void. As used herein, an "assignment" includes any sale or other transfer (such as by consolidation, merger or reorganization) in one or more transactions of (i) a majority of the voting stock of Tenant, if Tenant is a corporation, or (ii) a majority of the beneficial interests in Tenant, if Tenant is any other form of entity. Tenant acknowledges that the limitations on assignment and subletting contained in this Article 17 are expressly authorized by California Civil Code Section 1995.010 et seq., and are fully enforceable by Landlord against Tenant.

            17.2 Request by Tenant; Landlord Response.

                  (a) If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee's proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information for the two (2) year period immediately preceding Tenant's request, the business background and references regarding the transferee, and Tenant's good faith estimate of the amount of Excess Rent, if any, payable in connection with the proposed transaction. Within twenty (20) days after the receipt of all such information required by Landlord, or within thirty (30) days after the date of Tenant's request to Landlord if Landlord does not request additional information, Landlord shall have the right, by written notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; (ii) decline to consent to the assignment or sublease; or (iii) subject to Section 17.2(b) below,

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

terminate this Lease, but only if Tenant proposes to sublease or assign the entire Premises for the remainder of the Term or a period expiring at any time during the last thirty (30) days of the Term. If Landlord elects to terminate this Lease as provided in subsection (iii) of this Section 17.2(a), then Landlord shall have the additional right to negotiate directly with Tenant's proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any Claims against Landlord related thereto, including, without limitation, any Claims for any compensation or profit related to such lease or occupancy agreement. Further, if Landlord elects to terminate this Lease as provided in subsection (iii) of this
Section 17.2(a), (A) this Lease shall terminate as of the earliest to occur of
(1) the date specified by Tenant as the effective date of the proposed assignment or sublease, (2) the date that is one hundred twenty (120) days after the expiration of Landlord's thirty (30) day period, and (3) such earlier date as Landlord and Tenant may agree upon; and (B) Tenant will be relieved of all further obligations hereunder as of such date, other than those obligations which survive termination of this Lease. If Landlord has not responded to Tenant's request for consent to a proposed assignment or sublease within the twenty (20) or thirty (30) day period provided above, as applicable, Tenant may give Landlord a second notice requesting Landlord's consent to the proposed assignment or sublease. The second notice must specifically reference this
Section 17.2 and prominently state in capital or bold letters that the proposed transfer by Tenant shall be deemed approved unless Landlord objects thereto within five (5) business days after receipt of such second notice. If Landlord fails to respond within five (5) business days after receipt of such second notice, Landlord shall be deemed to have approved the proposed transfer described in Tenant's request.

                  (b) Notwithstanding Section 17.2(a) above, Tenant may notify Landlord (the "Intention to Transfer Notice") of its intention to market all of the Premises for the remainder of the Term or a period expiring at any time during the last thirty (30) days of the Term. The Intention to Transfer Notice shall specify the contemplated date of the commencement of the transfer ("Contemplated Transfer Date"), and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 17.2(b) in order to allow Landlord to elect to terminate this Lease. Landlord shall have the option, by giving written notice to Tenant (the "Recapture Notice") within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Premises. In the event of a recapture by Landlord, (i) this Lease shall terminate as of the earliest to occur of (A) the date specified by Tenant as the Contemplated Transfer Date of the proposed assignment or sublease, (B) the date that is one hundred twenty (120) days after the expiration of Landlord's thirty
(30) day response period; and (C) such earlier date as Landlord and Tenant may agree upon; and (ii) Tenant will be relieved of all further obligations hereunder as of such date, other than those obligations which survive termination of this Lease. If Landlord declines, or fails to elect to recapture the Premises within thirty (30) days after receipt of the Intention to Transfer Notice, Tenant shall have the right, for a period of six (6) months (the "Six Month Period") commencing on the last day of such thirty (30) day period, to enter into an assignment or sublease of the Premises without any right of Landlord to terminate this Lease pursuant to clause (iii) of Section 17.2(a) above; provided, however, that any such transfer shall be subject to the remaining provisions of this Article 17. If an assignment or sublease of the entire Premises for the remainder of the Term is not completed within the Six Month Period, Tenant shall be required to submit a new Intention to Transfer Notice to Landlord with respect to any such contemplated transfer. Notwithstanding the foregoing, if during the last month of such Six Month Period Tenant enters into a letter of intent to assign this Lease or sublet

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

the Premises, which transfer would otherwise give rise to Landlord's right to terminate this Lease pursuant to clause (iii) of Section 17.2(a) above, and Tenant promptly notifies Landlord of its entering into such letter of intent, Tenant shall have the right for a period of thirty (30) days after entering into the letter of intent, to enter into the assignment or sublease contemplated in such letter of intent, without any right of Landlord to terminate this Lease pursuant to clause (iii) of Section 17.2(a) above; provided, however, that any such transfer shall be subject to the remaining provisions of this Article 17.

            17.3 Standards and Conditions for Landlord Approval.

                  (a) Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant acknowledges that Landlord may reasonably withhold its consent in the following instances: (i) if there exists an uncured Event of Default; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic;
(iii) if Tenant has not demonstrated to Landlord's reasonable satisfaction that the transferee is financially responsible, with sufficient Net Worth and net current assets to meet the financial and other obligations of this Lease; (iv) if, in Landlord's reasonable judgment, the transferee's business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Project, (B) not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in increased density per Floor or require increased services by Landlord; (v) in the case of a sublease, it would result in more than three (3) occupancies in the Premises if the Premises consist of more than one (1) Floor in the Building, or would result in more than three (3) occupancies on a Floor if the Premises consist of a single Floor or less, in each case including Tenant and subtenants; (vi) if the financial condition of the transferee does not meet the requirements applied by Landlord to other tenants in the Building under leases with comparable terms, or in Landlord's reasonable judgment the business reputation of the transferee is not consistent with that of other tenants of the Building; or (vii) the transferee is negotiating with Landlord or has negotiated with Landlord during the three
(3) month period immediately preceding the date Landlord receives Tenant's request for consent, to lease space in the Building. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord's prior written consent pursuant to this
Article 17. Landlord's consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

                  (b) Notwithstanding any contrary provision of law, including, without limitation, California Civil Code Section 1995.310, the provisions of which Tenant hereby waives, Tenant shall have no right to terminate this Lease in the event Landlord is determined to have unreasonably withheld, conditioned or delayed its consent to a proposed sublease or assignment, and Tenant's sole remedies in such event shall be to obtain a determination reversing the withholding of such consent or finding such consent to be deemed given by virtue of such unreasonable delay and a right to damages for breach of contract.

            17.4 Costs and Expenses. As a condition to the effectiveness of any assignment or subletting under this Article 17, Tenant shall pay to Landlord all reasonable out-

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

of-pocket costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in evaluating Tenant's requests for consent or notifications for assignment or sublease, whether or not Landlord consents or is required to consent to an assignment or sublease. Tenant shall pay the processing fee with Tenant's request for Landlord's consent under Section 17.2. Tenant shall also pay to Landlord all costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

            17.5 Payment of Excess Rent and Other Consideration.

                  (a) Tenant shall pay to Landlord, within five (5) business days after Tenant's receipt thereof, fifty percent (50%) of any and all rent, sums or other consideration, howsoever denominated (but excluding consideration paid for Tenant's trade fixtures, furnishings, furniture, and equipment, and goodwill to the extent of the fair market value thereof), realized by Tenant in connection with any assignment or sublease in excess of the Base Rent and Escalation Rent payable hereunder (if a sublease, prorated to reflect the Rent allocable to the subleased portion of the Premises), after first deducting, (i) in the case of an assignment, any tenant improvement allowance paid by Tenant to the assignee and/or the unamortized reasonable cost of Alterations made to the Premises at Tenant's cost to effect the assignment, and reasonable attorneys' fees, marketing costs, and real estate commissions paid by Tenant in connection with such assignment, and (ii) in the case of a sublease, any tenant improvement allowance paid by Tenant to the subtenant and/or the reasonable cost of Alterations made to the Premises at Tenant's cost to effect the sublease, and reasonable attorneys' fees, marketing costs, and real estate commissions paid by Tenant in connection with such sublease, all of such items in this clause (ii) amortized, with interest at the Interest Rate, over the term of the sublease (the "Excess Rent"). In determining Excess Rent, the deduction for real estate commissions shall not exceed leasing commissions that are typically paid in the San Francisco market at the time of the subletting or assignment.

                  (b) Upon Landlord's request, Tenant shall provide Landlord with reasonable documentation of Tenant's calculation of Excess Rent. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to an assignment or sublease, and shall have the right to make copies thereof at Landlord's expense. If the Excess Rent respecting any assignment or sublease shall be found to be understated, Tenant, within thirty (30) days after demand, shall pay the deficiency and Landlord's reasonable costs of such audit, up to a maximum amount of Ten Thousand Dollars ($10,000.00), but only if the Excess Rent that is the subject of the audit was understated by five percent (5%) or more.

            17.6 Assumption of Obligations. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease thereafter occurring. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein. The surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. Any assignment or subletting by a sublessee shall be subject to Landlord's prior consent in the same manner as an assignment or subletting by Tenant.

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

No sublease, once consented to by Landlord, shall be modified (other than pursuant to the express terms thereof) without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains (i) in the case of an assignment, the assumption by the assignee as required under this Section, or (ii) in the case of a sublease, recognition by the sublessee, of the provisions of this Section 17.6, and which assignment or sublease shall otherwise be in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this
Section 17.6, and shall constitute an Event of Default.

            17.7 No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On an Event of Default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or to any modification, amendment or termination of this Lease, or to any extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, bankruptcy or Event of Default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease, and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant's consent with respect to any of the foregoing matters.

            17.8 No Encumbrance; No Change in Permitted Use. Notwithstanding anything to the contrary contained in this Article 17, (i) Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant's interest or rights hereunder, as security for any obligation or liability of Tenant, and (ii) Tenant shall have no right to propose (and Landlord shall have no obligation to consider or approve) any assignment or subletting which entails any change in the Permitted Use. Without limiting the generality of the foregoing, Tenant expressly agrees that Tenant shall not, and Tenant has no right to, encumber, pledge, or hypothecate any leasehold improvements or Alterations, including fixtures.

            17.9 Right to Assign or Sublease Without Landlord's Consent.

                  (a) Notwithstanding the provisions of Section 17.1 above, the provisions of this Article 17 shall not apply to (i) the transfer of stock in Tenant so long as Tenant is a publicly traded corporation, which stock is listed on a national or regional stock exchange or over the counter stock exchange, or
(ii) the issuance of stock in Tenant in a public offering.

                  (b) Notwithstanding the provisions of Section 17.1 above, Tenant shall have the right, without Landlord's consent, but upon at least ten
(10) business days' prior written notice to Landlord, to assign this Lease to, or sublease the Premises to, or permit occupancy of the Premises by, a Related Company; provided that (i) the original Tenant named herein shall be the assignor or sublessor; (ii) at least ten (10) business days prior to the effective date of the assignment or sublease, Tenant shall furnish Landlord with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as a transaction under this
Section 17.9(b); (iii) in the case of an assignment to a Related Company into or with which Tenant will merge or consolidate and as a result of such merger or consolidation, Tenant will cease to exist as a separate legal entity, the Net Worth of the Related Company shall be at least equal to the Net Worth of Tenant immediately prior to the assignment, and proof satisfactory to Landlord of the Net Worth of the Related Company shall have been delivered to Landlord at least ten (10) business days prior to the effective date of the proposed assignment;
(iv) the assignment or sublease under this Section 17.9(b) is made for a good faith operating business purpose and not as a subterfuge to evade the obligations and restrictions relating to transfers set forth in this Article 17;
(v) the proposed transferee's use of the Premises shall be the Permitted Use; and (vi) in the case of an assignment, Tenant shall deliver to Landlord, prior to the effective date of the assignment, an agreement evidencing the assignment and assumption by the assignee of Tenant's obligations under this Lease. The effectuation of any transaction under this Section 17.9(b) shall be subject to the limitations specified in clauses (i), (ii), (iv), and (v) of Section 17.3(a) above, and Sections 17.4, 17.6, 17.7 and 17.8 above, but shall be exempt from Sections 17.2 and 17.5 above. If Tenant prominently notifies Landlord in capital or bold letters that the proposed transaction or any financial information furnished to Landlord in connection with such proposed transaction must be kept confidential, Landlord shall exercise commercially reasonable efforts to safeguard such information to preserve its confidentiality, provided that so long as Landlord shall advise such persons of the confidential nature of such information, Landlord may disclose such information to its employees, partners, officers, directors, members, asset managers, property managers, accountants, attorneys, existing or prospective Encumbrancers, and prospective purchasers, or as may be required by law or in connection with any dispute with Tenant.

      18. Rules and Regulations. Tenant shall observe and comply, and shall cause the other Tenant Parties to observe and comply, with the Rules and Regulations, and, after notice thereof, with all modifications and additions thereto from time to time promulgated in writing by Landlord. A copy of the current Rules and Regulations is attached hereto as Exhibit B. Landlord shall not be responsible to Tenant, or any of the other Tenant Parties, for noncompliance with any Rules and Regulations by any other tenant, sublessee, or other occupant of the Project and their respective employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members.

      19. Entry of Premises by Landlord; Modification to Common Areas.

            19.1 Entry of Premises. Landlord and its authorized agents, employees, and contractors may enter the Premises from time to time, upon reasonable prior verbal or written notice from Landlord to Tenant (except in an emergency or to provide routine services such as janitorial services), to: (i) inspect the same during business hours; (ii) determine Tenant's compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers and Encumbrancers; (iv) exhibit the same to prospective tenants during the last twelve (12) months of the Term or at any time following Landlord's receipt of Tenant's Intention to Transfer Notice; (v) supply any services to be provided by Landlord hereunder; (vi) post notices of nonresponsibility or other notices permitted or required by law; (vii) make repairs, improvements

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

or alterations, or perform maintenance in or to, the Premises or any other portion of the Project, including the Building Systems; and (viii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises, upon at least one (1) business day's notice to Tenant, to government or utility representatives and bring and use on or about the Premises such equipment as Landlord deems reasonably necessary to accomplish the purposes of Landlord's entry under this Section 19.1. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas. Landlord shall schedule work on the trading floor after trading floor hours (namely, 4:30 a.m. to 3:00 p.m. PST), and Landlord shall otherwise use commercially reasonable efforts to avoid interference with Tenant's ability to conduct its business in the Premises. Tenant shall have the right to escort any party permitted access to the Premises and to restrict such parties from then-confidential areas.

            19.2 Modifications to Common Areas. Landlord shall have the right, in its sole discretion, from time to time, to: (i) make changes to the Common Areas and/or the Project, including, without limitation, changes in the location, size, shape and number of any Common Area amenity, installation or improvement, such as the rooftop garden terrace, driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (ii) close temporarily any of the Common Areas and/or the Project for maintenance purposes so long as reasonable access to the Premises remains available; (iii) add additional buildings and improvements to the Common Areas and/or the Project or remove existing buildings or improvements therefrom; (iv) use the Common Areas and/or the Project while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (v) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or the Project as Landlord may, in its reasonable discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Project which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Project that are located within the Premises or located elsewhere in the Project. In addition, Landlord shall have the right to utilize portions of the Common Areas from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord's sole judgment tend to attract the public.

            19.3 Waiver of Claims. Tenant acknowledges that Landlord, in connection with Landlord's activities under this Article 19, may, among other things, erect scaffolding or other necessary structures in the Premises and/or the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Premises and/or the Project, which work may create noise, dust, vibration, odors or leave debris in the Premises and/or the Project. Without limiting the generality of Section 16.1 above, Tenant hereby agrees that Landlord's activities under this Article 19 shall in no way constitute an actual or constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall not be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from Landlord's activities under this Article 19 or the performance of Landlord's obligations under this Lease, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or

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

improvements resulting from Landlord's activities hereunder, or for any inconvenience or annoyance occasioned by such activities.

      20. Default and Remedies.

            20.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" by Tenant:

                  (a) Nonpayment of Rent. Failure to pay any Rent within five
(5) business days after written notice of failure to pay when due.

                  (b) Unpermitted Assignment. An assignment or sublease made in contravention of any of the provisions of Article 17 above.

                  (c) Rules and Regulations. Failure to observe or comply with the Rules and Regulations, and such failure continues for more than five (5) business days after written notice from Landlord or Landlord's agent.

                  (d) Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, the liquidation of Tenant, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within ten (10) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1(d), "Tenant" means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant's obligations, or any of them, under this Lease.

                  (e) Hazardous Materials, Insurance, Subordination, Estoppel, and Holding Over. Failure to perform or fulfill any obligation, covenant, condition or agreement required under Section 7.5 (Compliance with Environmental Laws; Use of Hazardous Materials), Article 14 (Insurance), Article 21 (Subordination, Attornment and Nondisturbance), Article 23 (Estoppel Certificate), or Article 25 (Holding Over), within the respective time periods specified therein (if any).

                  (f) Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease (other than those described in Sections 20.1(a) through 20.1(e) above), and such failure continues for thirty (30) days after written notice from Landlord or Landlord's agent, or, if the failure is of a nature requiring more than thirty (30) days to cure, then such additional period as is reasonably required to cure the same, but only if Tenant commences cure within such 30day period and thereafter diligently pursues such cure to completion. Notwithstanding the foregoing, Tenant's vacating the Premises shall not be an Event of Default by Tenant under this Lease.

            20.2 Tenant Cure Periods. Any cure periods provided above are in lieu of any other time periods provided by law with respect to curing Tenant's failure to perform or comply with any covenants, agreements, terms or conditions of this Lease to be performed or observed by Tenant, and Tenant hereby waives any right under law now or hereinafter enacted to any other time or cure period, including notice and cure periods under California Code of Civil Procedure Sections 1161, et seq.

            20.3 Landlord's Remedies Upon Occurrence of Event of Default. On the occurrence of an Event of Default, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord's rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant's right to assign pursuant to Article 17). Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store any property of Tenant located in the Premises at Tenant's expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord's costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys' fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord's election to continue this Lease in effect under clause (ii) above, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

            20.4 Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, "time of award" means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

            20.5 Computation of Certain Rent for Purposes of Default. For purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation Rent for the balance of the Term shall be projected based upon the average annual rate of increase, if any, in Escalation Rent from the Commencement Date through the time of award.

            20.6 Landlord's Right to Cure Defaults. If Tenant commits an Event of Default, then Landlord may, without waiving such Event of Default or releasing Tenant from any of its obligations hereunder, make any payment or perform any obligation on behalf of Tenant comprised in such Event of Default. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant

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

as Rent immediately upon receipt of Landlord's demand therefor. If Landlord enters the Premises, or any portion thereof, in order to effect cure hereunder, Tenant waives all Claims which may be caused by Landlord's so entering the Premises, and Tenant shall indemnify, defend, protect and hold Landlord, and the other Indemnitees harmless from and against Claims resulting from any actions of Landlord to perform obligations on behalf of Tenant hereunder. No entry by Landlord to the Premises or obligations performed by Landlord in the Premises under this Section 20.6 shall constitute a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

            20.7 Waiver of Forfeiture. Tenant hereby waives California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and all such similar laws now or hereinafter enacted which would entitle Tenant to seek relief against forfeiture in connection with any termination of this Lease.

            20.8 Remedies Cumulative. The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity. Landlord's pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

            20.9 Landlord's Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt by Landlord of written notice from Tenant specifying in detail Landlord's alleged failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Except in the case of constructive eviction (as evidenced by a final, unappealable judgment by a court of competent jurisdiction), in no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's failure to perform any covenant or agreement contained in this Lease, and Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for Landlord's failure to perform hereunder and for breach of any promise or inducement shall be limited to a claim of constructive eviction and/or a suit for damages and/or injunction.

      21. Subordination, Attornment and Nondisturbance.

            21.1 Subordination and Attornment. This Lease and all of Tenant's rights hereunder shall be subordinate to any and all Encumbrances, to all renewals, modifications, consolidations, replacements and extensions thereof, and to any and all advances made or hereafter made on the security thereof or Landlord's interest therein, unless an Encumbrancer requires in writing that this Lease be superior to its Encumbrance; provided, however, that any subordination shall be conditioned upon the receipt by Tenant of a nondisturbance agreement from the Encumbrancer in commercially reasonable form and content, provided that Tenant agrees to pay any fees or costs charged by the Encumbrancer in connection with the negotiation and delivery of such nondisturbance agreement. If any proceeding is brought for the foreclosure of any such Encumbrance (or if any ground lease is terminated), and if requested by such

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

purchaser or Encumbrancer, Tenant (i) shall attorn, without any deductions or setoffs whatsoever, to the Encumbrancer or purchaser or any successors thereto upon any foreclosure sale or deed in lieu thereof (or to the ground lessor), and
(ii) shall recognize such purchaser or Encumbrancer as the lessor under this Lease, provided such purchaser or Encumbrancer accepts this Lease and does not disturb Tenant's occupancy, so long as Tenant timely pays Rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any Encumbrancer. Within thirty (30) days after request by Landlord or any Encumbrancer, Tenant shall execute such further commercially reasonable instruments or assurances which are consistent with the provisions of this
Article 21 to evidence or confirm the subordination or superiority of this Lease to any such Encumbrance. Tenant waives the provisions of any Requirement which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the tenant hereunder in the event of any foreclosure proceeding or sale. Tenant agrees with Encumbrancer that if Encumbrancer or any foreclosure sale purchaser shall succeed to the interest of Landlord under this Lease, Encumbrancer shall not be
(i) liable for any action or omission of any prior Landlord under this Lease, or
(ii) subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) bound by any Rent which Tenant might have paid for more than thirty (30) days in advance of its due date under this Lease to any prior Landlord, or (iv) liable for any Security Deposit not actually received by such Encumbrancer, or (v) bound by any future modification of this Lease not consented to by such Encumbrancer where such Encumbrancer's consent was required under the terms of the Encumbrance. The foregoing shall not release Encumbrancer of the obligation to cure any continuing default of Landlord's repair obligations under this Lease.

            21.2 Notice to Encumbrancer. Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Article 28, upon receipt by Tenant of notice from any Encumbrancer or from Landlord, which notice sets forth the address of such Encumbrancer, no notice as to Landlord's default from Tenant to Landlord shall be effective unless and until a copy of the same is given to such Encumbrancer at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article
28), and the curing of any of Landlord's defaults by such Encumbrancer within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building if such Encumbrancer elects to do so) shall be treated as performance by Landlord.

            21.3 Rent Payment Direction. From and after Tenant's receipt of written notice from an Encumbrancer or from a receiver appointed pursuant to the terms of an Encumbrance (a "Rent Payment Direction"), Tenant shall pay all Rent under this Lease to such Encumbrancer or as such Encumbrancer shall direct in writing. Tenant shall comply with any Rent Payment Direction notwithstanding any contrary instruction, direction or assertion from Landlord. An Encumbrancer's delivery to Tenant of a Rent Payment Direction, or Tenant's compliance therewith, shall not be deemed to: (i) cause such Encumbrancer to succeed to or to assume any obligations or responsibilities of Landlord under this Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until such Encumbrancer or a foreclosure sale purchaser succeeds to Landlord's interest hereunder, or (ii) relieve Landlord of any obligations under this Lease. Tenant shall be entitled to rely on any Rent Payment Direction,

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

and Landlord irrevocably directs Tenant to comply with any Rent Payment Direction, notwithstanding any contrary direction, instruction, or assertion by Landlord.

      22. Sale or Transfer by Landlord; Lease NonRecourse.

            22.1 Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and/or in the Project, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) all of its right, title or interest in the Building, all liabilities and obligations of the original Landlord or such successor thereafter accruing under this Lease shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner. If in connection with any transfer effected by the then Landlord hereunder, such Landlord transfers any Security Deposit or other security provided by Tenant to Landlord for the performance of any obligation of Tenant under this Lease, then such Landlord shall be released from any further responsibility or liability for such Security Deposit or other security.

            22.2 Lease Nonrecourse to Landlord; Limitation of Liability. Landlord's liability to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount that is equal to the lesser of (i) the interest of Landlord in the Building, or
(ii) the equity interest Landlord would have in the Building if the Building were encumbered by thirdparty debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined in good faith by Landlord) and subject to the rights of any Encumbrancer, the proceeds of any insurance policy or any condemnation award. Neither Landlord, any of Landlord's employees, agents, contractors, licensees, invitees, or representatives, nor the persons or entities comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, or otherwise) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all other Tenant Parties. The limitations of liability contained in this Section 22.2 shall inure to the benefit of Landlord, its present and future employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor any of Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

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

      23. Estoppel Certificate.

            23.1 Procedure and Content. Within twenty (20) days after Landlord's request therefor, Tenant shall execute, acknowledge, and deliver to Landlord certificates as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date if such date is not specified as a date certain in the Basic Lease Information, and the Expiration Date; (iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed in the Work Letter to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that to the knowledge of the senior management of Tenant at the Premises, there exists no Event of Default, except as to any Events of Default specified in the certificate, and whether there are any known existing defenses against the enforcement of Tenant's obligations under this Lease; (vi) that no default of Landlord under this Lease is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may be reasonably requested by Landlord. If requested by Landlord, Tenant shall attach to any such certificate a copy of this Lease, and any amendments thereto, and include in such certificate a statement by Tenant that such attachment is a true, correct and complete copy of this Lease, including all modifications thereto.

            23.2 Effect of Certificate. Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Project or Encumbrancer and, at Landlord's request, Tenant shall deliver such certificate to any such person or entity. In addition, at Landlord's request, Tenant shall provide to Landlord for delivery to any such person or entity such information, including financial information, that may reasonably be requested by any such person or entity. Any such certificate shall constitute a waiver by Tenant of any Claims Tenant may have in contravention of the information contained in such certificate and Tenant shall be estopped from asserting any such claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Landlord shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as an Event of Default. In addition, without waiving any other remedies Landlord may have against Tenant, if Tenant fails or refuses to give a certificate within twenty (20) days after Landlord's request, Landlord may give Tenant a second notice specifically referencing this Section 23.2 and prominently stating in capital or bold letters that Tenant will be obligated to pay Landlord an administrative fee of Five Hundred Dollars ($500.00) for each day that Tenant is delinquent in delivering a certificate unless Tenant delivers such certificate within five (5) business days after receipt of such notice. If Tenant fails or refuses to deliver the certificate within five (5) business days after receipt of such second notice, Tenant shall pay to Landlord an administrative fee of Five Hundred Dollars ($500.00) for each day after said five (5) business day period that Tenant is delinquent in delivering a certificate hereunder.

      24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person or entity, shall in no way affect this Lease or Tenant's obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord. Further, under no circumstances at any time during the Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project in any way impose any liability upon Landlord or in any way reduce or diminish Tenant's obligations under this Lease.

      25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease: (i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to the expiration or termination of this Lease for the first ninety (90) days of such holding over and shall be increased to two hundred percent (200%) of said Base Rent amount thereafter; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, the other Indemnitees, and any tenant to whom Landlord has leased all or part of the Premises, from Claims (including loss of rent to Landlord or additional rent payable by such tenant and reasonable attorneys' fees) suffered or incurred by Landlord, such other Indemnitees, or such tenant resulting from Tenant's failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute an Event of Default. Landlord's acceptance of Rent if and after Tenant holds over shall not convert Tenant's tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease, unless otherwise specified by notice from Landlord to Tenant.

      26. Reserved.

      27. Waiver. Failure by Landlord to declare an Event of Default upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, but Landlord shall have the right to declare such Event of Default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding Event of Default, except as to the particular Rent so accepted, regardless of Landlord's knowledge of the preceding Event of Default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date, shall constitute a waiver of any provision of this Lease or of any Event of Default, or operate as a surrender of this Lease.

      28. Notices; Tenant's Agent for Service. Except as provided in Section 19.1, all notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable courier service or by deposit in the United States mail, certified, registered or express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord's Address, and if to Tenant, to Tenant's Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this
Article 28, at least ten (10) days before such change

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

is to be effected; provided, however, that any such address shall be a street address (and not a post office box). Any notices given in accordance with this
Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the courier service delivery record or return receipt) if sent by courier service or mailed.

      29. Tenant's Authority. Tenant represents and warrants that (i) Tenant is a duly formed, authorized and existing corporation, limited liability company, partnership, trust, or other form of entity (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (iv) each person signing on behalf of Tenant represents and warrants that he or she is authorized to do so. Tenant shall deliver to Landlord, within thirty (30) days after Landlord's request, such certificates, resolutions, or other written assurances authorizing Tenant's execution and delivery of this Lease, as requested by Landlord from time to time or at any time, in order for Landlord to assess Tenant's then authority under this Lease.

      30. Parking.

            30.1 Lease of Parking Spaces. Tenant acknowledges that Tenant has the right (subject to the provisions of this Section 30.1) to lease the number of parking spaces in the Project parking garage as specified in the Basic Lease Information throughout the Term, and any extension thereof, subject, however, to the provisions of this Section 30.1. Tenant shall pay the parking rental being charged for such spaces, as the same may be increased from time to time, in advance, as Rent, on the first day of each month. The parking rental payable by Tenant hereunder may include taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority. The use of such spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and subtenants, and shall be subject to applicable Requirements. Parking spaces may not be assigned or transferred separate and apart from this Lease. Upon the expiration or earlier termination of this Lease, Tenant's rights with respect to all leased parking spaces shall immediately terminate. Further, if Tenant fails to pay parking rental when the same shall be due, and such failure shall continue for five (5) business days after written notice to Tenant of such delinquency, then, upon written notice from Landlord, in addition to all other remedies available to Landlord, Tenant's rights with respect to the applicable leased parking spaces shall immediately terminate for the remainder of the Term. Tenant shall have the right, upon at least thirty (30) days' prior written notice to Landlord, to elect not to lease some or all of the parking spaces specified in the Basic Lease Information. If Tenant so relinquishes its rights to any allotted parking spaces, upon Tenant's written request to Landlord at any time, Tenant shall be eligible to release its relinquished parking spaces on a first-come, first-serve basis, receiving a preference over nontenants, and in any event Landlord shall make such spaces available to Tenant within ninety (90) days after Landlord's receipt of Tenant's request to release such spaces.

            30.2 Management of Project Parking Garage. The Project parking garage shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto. If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces on a nondiscriminatory basis as to Tenant, and Tenant shall thereafter be responsible to insure that its officers and employees park in the designated areas. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, any transferee, or their respective officers and employees utilizing Tenant's allotted parking spaces in the Project parking garage. Landlord reserves the right to change, reconfigure, or rearrange the Project parking garage, to reconstruct or repair any portion thereof, and to restrict the use of any Project parking garage and do such other acts in and to such areas as Landlord deems necessary or desirable, without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises, and without Landlord being deemed in default hereunder, provided that Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to minimize the extent and duration of any resulting interference with Tenant's parking rights. Landlord may, in its sole discretion, convert the Project parking garage to a reserved and/or controlled parking facility, or operate the Project parking garage (or a portion thereof) as a tandem, attendant assisted and/or valet parking facility. Landlord may delegate its responsibilities with respect to the Project parking garage to a parking operator, in which case such parking operator shall have all the rights of control and management granted to Landlord. In such event, Landlord may direct Tenant, in writing, to enter into a parking agreement directly with the operator of the Project parking garage, and to pay all parking charges directly to such operator.

            30.3 Waiver of Liability. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Project parking garage. At Landlord's request, Tenant shall cause its or any transferee's officers and employees using Tenant's parking spaces to execute an agreement confirming the foregoing.

      31. Miscellaneous.

            31.1 No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

            31.2 Successors and Assigns. Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

            31.3 Construction and Interpretation. The words "Landlord" and "Tenant" include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refer to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words "including," "such as," or words of similar import, when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as "without limitation") is used with reference thereto. All provisions of this Lease have been negotiated at arm's length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

            31.4 Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

            31.5 Entire Agreement. This Lease and the Exhibits hereto identified in the Basic Lease Information contain all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease and the Exhibits hereto. Neither Landlord nor Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members have made any warranties or representations with respect to the Premises or any other portion of the Project, except as expressly set forth in this Lease. Tenant acknowledges that all brochures and informational materials, as well as all communications from Landlord and Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members prior to the execution of this Lease, including without limitation, statements as to the identity or number of other tenants in the Project, the lease terms applicable to any such tenants or potential tenants, anticipated levels (or any matters which may affect anticipated levels) of expected business or foot traffic, demographic data, and the suitability of the Premises for Tenant's intended uses, are and were made for informational purposes only, and Tenant agrees that such communications (i) are not and shall not be construed to be representations or warranties of Landlord, Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, or members as to the matters communicated,
(ii) have not and will not be relied upon by Tenant, and (iii) have been the subject of independent investigation by Tenant. Without limiting the generality of the foregoing, Tenant is not relying on any representation, and Landlord does not represent, that any specific retail or office tenant or occupant or number of tenants shall occupy any space or remain open for business in the Project at any time during the Term, and Landlord reserves the right to effect such other tenancies in the Project as Landlord shall determine in the exercise of its sole judgment.

            31.6 Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

            31.7 Costs and Expenses.

                  (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the party failing to so perform or the party not prevailing in such dispute, as the case may be, shall pay any and all reasonable costs and expenses incurred by the other party on account of such failure and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such reasonable attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

                  (b) Without limiting the generality of Section 31.7(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with Tenant's failure to perform any of its obligations hereunder, Tenant agrees to pay Landlord actual attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

                  (c) Whenever Tenant provides notice to Landlord, requests Landlord's consent under this Lease, or submits documents to Landlord for Landlord's review, including, without limitation, under Article 10 hereof, Tenant shall pay to Landlord all reasonable outofpocket costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in connection therewith.

            31.8 Standards of Performance and Approvals. Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an "approval") is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld, conditioned or delayed, and if the approval is withheld, the party withholding such approval shall state in reasonable detail the basis for same. Unless provision is made for a specific time period, approval (or disapproval) shall be given by the party whose approval is being sought ("responding party") within thirty (30) days after receipt of the request for approval from the party seeking approval ("requesting party"). If the responding party fails to reply within the applicable time period (or if it denies approval and fails to state in reasonable detail the basis for such denial), then the requesting party may give the responding party a second notice requesting approval. The second notice must specifically reference this Section 31.8 and prominently state in capital or bold letters that the request previously submitted by the requesting party shall be deemed approved unless the responding party disapproves thereof (stating in reasonable detail the basis for such disapproval) within five (5) business days after receipt of such second notice. If the responding party fails to disapprove (stating in reasonable detail the basis for such disapproval) within five (5) business days after receipt of such second notice, then the approval sought by the requesting party shall be deemed granted. Nothing contained in this Lease shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (i) specifically granted such right, (ii) granted the right to act in its sole discretion or sole judgment, or (iii) granted the right to make a subjective judgment hereunder, whether "objectively" reasonable under the circumstances, and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

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

            31.9 Brokers. Landlord shall pay to each of Landlord's Broker and Tenant's Broker a commission in connection with such Broker's negotiation of this Lease pursuant to a separate agreement. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured, or was involved in the negotiation of, this Lease and no such broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against Claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation by the other party.

            31.10 Memorandum of Lease. Tenant shall, upon request of Landlord or any Encumbrancer, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded by Tenant.

            31.11 Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any Encumbrances.

            31.12 Force Majeure. Notwithstanding anything contained in this Lease to the contrary, if Landlord is unable to perform or delayed in performing any of its obligations under this Lease on account of strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, acts of war or terrorism or any other cause of any kind beyond the reasonable control of Landlord (except financial inability), Landlord shall not be in default under this Lease and such inability or delay shall in no way constitute a constructive or actual eviction of Tenant nor entitle Tenant to any abatement of Rent.

            31.13 Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition called for by this Lease, normal wear and tear and damage and destruction which Tenant is not obligated to repair excepted, and shall deliver to Landlord any keys to the Premises, or any other portion of the Project, and shall provide to Landlord the combination or code of locks on all safes, cabinets, vaults and security systems in the Premises. On or before the Expiration Date or earlier termination of this Lease, Tenant, at its cost and expense, shall remove all of its personal property from the Premises and repair all damage to the Project caused by such removal. In addition, Tenant, at its cost and expense, shall remove all Lines installed by or for Tenant that are located within the Premises or, in the case of Lines exclusively serving the Premises, anywhere in the Project, including, without limitation, the Building plenum, risers and all conduits, and repair all damage to the Project caused by such removal as follows: (i) in the case of the expiration of the Term, Tenant shall remove such Lines and repair such damage on or before the Expiration Date, unless Landlord notifies Tenant, at least thirty (30) days prior to the Expiration Date, that such Lines shall be surrendered with the Premises; and (ii) in the case of the earlier termination of this Lease, Tenant shall remove such Lines and repair such damage promptly after receipt of a notice from Landlord requiring such removal and repair. Any Lines not required to be removed pursuant to this Section shall become the property of Landlord

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

(without payment by Landlord), and shall be surrendered in good condition and working order, lien free, and properly labeled with an identification system reasonably approved by Landlord. All personal property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store such property in Tenant's name at Tenant's expense and/or dispose of the same in any manner permitted by law.

            31.14 Building Directory. Landlord shall reserve on the Building directory, or in any computerized Building directory, up to the number of Building Directory Spaces specified in the Basic Lease Information for purposes of identifying Tenant's name, divisions and/or principal employees. All costs for the initial strips and strips added due to an expansion of the Premises or inputting of names shall be borne by Landlord and all costs for replacement of such strips or inputting shall be borne by Tenant.

            31.15 Name of Building; Address. Landlord shall have the right at any time and from time to time to select the name of the Project, the Building and/or the Galleria and to make a change or changes to the name(s), in which case, Landlord shall pay the reasonable costs of Tenant's updated stationery and business cards up to a maximum amount of Five Thousand Dollars ($5,000.00). Landlord shall have the right to install, affix and maintain any and all signs on the exterior and on the interior of the Project, the Building and/or the Galleria as Landlord may desire in Landlord's sole discretion. Tenant shall not refer to the Project , the Building, or the Galleria by any name other than: (i) the names as selected by Landlord (as same may be changed from time to time), or
(ii) the postal address approved by the United States Post Office. Tenant shall not use the name of the Project, the Building, or the Galleria or use pictures or illustrations of the Project, the Building, or the Galleria in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, or any subleasing flyer, without the prior written consent of Landlord. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

            31.16 Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

            31.17 Survival of Obligations. The waivers of claims or rights, the releases and the obligations under this Lease to indemnify, protect, defend and hold harmless Landlord and other Indemnitees shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements hereunder which by their terms survive the expiration or earlier termination of this Lease.

            31.18 Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

            31.19 Waiver of Trial By Jury; Waiver of Counterclaim. TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION

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

WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, AND ANY SUCH COUNTERCLAIM SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

            31.20 Consent to Venue. Tenant hereby waives any objection to venue in the City and County of San Francisco, and agrees and consents to the personal jurisdiction of the courts of the State of California with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to
(A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Project, or any part thereof, or (ii) to which Landlord is a party.

            31.21 Financial Statements. Within thirty (30) days after Landlord's request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including a balance sheet and profit and loss statement for the most recent prior fiscal year for which annual statements are available and financial statements for interim periods following the end of the last fiscal year for which annual statements are available), together with a certificate of Tenant's auditor (or if audited financial statements are not available, then a certificate of Tenant's Chief Financial Officer) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and operations of Tenant for, and as of the end of, such fiscal year.

            31.22 Subdivision; Future Ownership. Landlord reserves the right to subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents reasonably needed to conform this Lease to the circumstances resulting from such subdivision. In addition, if the Building, the Galleria, the Project parking garage, or other portions of the Project are at any time owned by an entity other than Landlord, Landlord, at its option, may enter into agreements with such other owners to provide for (i) reciprocal rights of access and/or use, including in connection with repairs, maintenance, construction and/or excavation (ii) common management, operation, maintenance, improvement and/or repairs, and (iii) the allocation of operating expenses and taxes.

            31.23 Modification of Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties. Should any Encumbrancer require a modification of this Lease, or should Landlord be advised by counsel that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then and in either such event, Tenant agrees that this Lease may be modified as requested by the Encumbrancer or as may be required to avoid such characterization as unrelated business income, as the case may be, and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within thirty (30) days following a request therefor; provided, however, that

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

any such modification shall not increase any expense payable by Tenant hereunder or in any other way materially and adversely change the rights and obligations of Tenant hereunder.

            31.24 Intentionally deleted.

            31.25 No Option. The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

            31.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

            31.27 First Source Hiring Program. The City and County of San Francisco adopted a Citywide "First Source Hiring Program" on August 3, 1998 by Ordinance No. 26498, codified at San Francisco Administrative Code Sections
83.183.18. The First Source Hiring Program ("FSHP") is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of City-sponsored training programs. Tenant acknowledges that its activities on the Premises are or may be subject to FSHP. Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to Tenant's activities thereon, Tenant acknowledges that (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and
(iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

            31.28 Compliance with Anti-Terrorism Law. Tenant represents to Landlord that Tenant is not in violation of any Anti-Terrorism Law, and that Tenant is not, as of the date hereof: (i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. In addition, Tenant represents that neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person. If at any time any of the foregoing representations becomes false, it shall be considered a material default under this Lease.

            31.29 Bankruptcy of Tenant. For purposes of Section 365(f)(2)(B) of the Bankruptcy Code (11 U.S.C. Section 365(f)(2)(B)), the parties agree that the term "adequate assurance

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

of future performance" with respect to any assumption or assignment of this Lease shall include, but not be limited to, the following:

                  (a) In order to ensure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord's reasonable satisfaction, a net worth (defined in accordance with generally accepted accounting principles consistently applied) equal to the greater of (i) the net worth of Tenant at the time this Lease was executed, or (ii) a net worth consistent with the standards customarily applied by Landlord with respect to comparable tenancies in the Building.

                  (b) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business must be consistent with the Permitted Use specified in the Basic Lease Information.

                  (c) At Landlord's option, the proposed assignee must provide, in favor of Landlord, a letter of credit and/or a cash security deposit or other security for the performance of the obligations to be performed by Tenant or such assignee hereunder, equal to at least twelve (12) months' Base Rent.

            31.30 Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

            31.31 Counterparts. This Agreement may be executed in counterpart. All such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      32. Communications and Computer Lines and Equipment.

            32.1 Lines and Equipment. Tenant may install, maintain, replace, remove or use communications or computer wires and cables (collectively, "Lines") at the Project to serve the Premises, and may install, maintain, replace, remove or use telecommunications or other signal or data reception or transmission equipment (collectively, "Equipment") in the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use the contractor specified by Tenant, and reasonably approved by Landlord (which contractor may, but need not be, the entity managing the Building's risers), and comply with all of the other provisions of this Lease and such other rules and procedures as may be established by Landlord from time to time, (ii) Lines and Equipment shall comply with all applicable Requirements and shall be subject to all other provisions of this Lease, (iii) Lines and Equipment shall not cause any electrical, electromagnetic, radio frequency, or other interference with the Building Systems or any equipment of any party (including any telecommunication or other signal or data reception or transmission equipment and/or system in or serving the Project, its occupants, and/or Landlord), or otherwise interfere with the use and enjoyment of the Project by Landlord, any tenant of the Project, or any person or entity that has entered or will enter into an agreement with Landlord to install telecommunications or other signal or data reception or transmission equipment in the

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

Project (collectively, "Interference"), (iv) any right granted to Tenant to install, maintain and use Lines and Equipment shall be nonexclusive, (v) Tenant shall pay all costs in connection with this Article 32, and (vi) in the case of Lines, (A) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (B) Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, (C) as a condition to permitting the installation of new Lines by Tenant, Landlord may require that Tenant remove existing Lines installed by Tenant or the preceding tenant of the Premises (provided that Tenant requested that such Lines be kept in place) located in or serving the Premises and repair any damage caused by such removal, and (D) in the case of the installation of new Lines, Tenant, at the time of installation, shall label such Lines, on each floor through which they pass, with an identification system reasonably approved by Landlord.

            32.2 Interference.

                  (a) Tenant's Interference. Upon notice of any Interference, Tenant shall immediately cooperate with Landlord to identify the source of the Interference and shall promptly take all necessary measures to alleviate such Interference to the reasonable satisfaction of Landlord, unless Tenant reasonably establishes that the Interference is not caused by Tenant's Lines or Equipment, in which case Tenant may operate its Lines or Equipment pursuant to the terms of this Lease. Tenant shall be responsible for all costs associated with any tests deemed reasonably necessary to resolve any and all Interference as set forth in this Article. If such Interference has not been corrected within ten (10) business days after notice to Tenant of its occurrence, Landlord may
(i) require Tenant to remove the specific Line or Equipment causing such Interference pursuant to the terms of Section 32.3(c) below, or (ii) eliminate the Interference at Tenant's expense, provided such Interference is actually caused by Tenant's Lines or Equipment.

                  (b) Other Party's Interference. If the lines or equipment of any other party causes Interference with Tenant's Lines or Equipment, Landlord shall require such other party promptly to remediate the Interference, and Tenant shall reasonably cooperate with such other party to resolve such Interference in a mutually acceptable manner.

                  (c) Third Party Consultants. Landlord shall have the right to engage third party consultants to resolve interference issues and Tenant agrees to implement the reasonable recommendations of such consultants to resolve such interference problems.

            32.3 General Provisions.

                  (a) Consultation with Landlord. Tenant shall consult with Landlord in advance of any installation of any Lines or Equipment that may cause any Interference at the earliest practicable stage of consideration of such installation.

                  (b) Landlord's Rights. Landlord may, but shall not have the obligation to, reasonably direct, monitor, and/or supervise the installation, maintenance, replacement and removal of any Lines or Equipment. The foregoing sentence shall not be a limitation to any other rights Landlord may have under applicable Requirements or otherwise.

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

                  (c) Removal. Landlord reserves the right to require Tenant, upon written or verbal notice, to remove any Lines or Equipment located in or serving the Premises which (i) are or were installed in violation of these provisions, or (ii) are at any time in violation of any applicable Requirements, or (iii) present a dangerous or potentially dangerous condition, or (iv) present a threat to the structural integrity of the Building, or (v) threaten to overload the capacity of, or affect the temperature otherwise maintained by, the air conditioning system, or the capacity of the Building's electrical system, or
(vi) have caused Interference that has not been corrected in accordance with
Section 32.2(a) above. In addition, Tenant shall remove Lines and Equipment upon the expiration or earlier termination of this Lease in accordance with Section
31.13 above. The removal of Lines or Equipment shall be performed by the contractor specified by Landlord. If Tenant fails to remove any Lines or Equipment as required by Landlord in a diligent and expeditious manner, or if Tenant violates any other provision of this Article 32, Landlord may, after three (3) days' written notice to Tenant, remove such Lines and/or Equipment, as the case may be, or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Requirements); provided, however, that Landlord shall have the right to remove any such Lines and/or Equipment immediately, without notice to Tenant, in the event of an emergency.

                  (d) Approval by Landlord. Tenant shall pay to Landlord within thirty (30) days after request, all reasonable costs and expenses incurred by Landlord in connection with review of Tenant's plans or requests with respect to Lines and Equipment, including the reasonable costs of third party consultants engaged by Landlord. Landlord's approval of, or requirements concerning, Lines and Equipment, the plans, specifications or drawings related thereto or Tenant's contractors, subcontractors, or service provider, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same. Landlord further disclaims all responsibility for the condition, security or utility of Lines and Equipment, and makes no representation regarding the suitability of any such Lines or Equipment for Tenant's intended use or the adequacy or fitness of the Building Systems for any such Lines or Equipment.

                  (e) Waiver of Claims. Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines or Equipment will be free from, the following: (i) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines and/or Equipment by or for other tenants or occupants of the Project, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines and/or Equipment, or any other problems associated with any Lines and/or Equipment by any other cause; (ii) any failure of any Lines and/or Equipment to satisfy Tenant's requirements; (iii) any eavesdropping or wiretapping by unauthorized parties; or (iv) any Interference with Tenant's Lines and/or Equipment caused by the lines and/or equipment of any other party. Without limiting the generality of any other provision of this Lease, in no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from the foregoing occurrences. Tenant further waives any right to claim that any occurrence described in clauses (i), (ii) and (iii) above constitutes grounds for a claim of abatement of Rent, actual or constructive eviction, or termination of this Lease.

                  (f) Acknowledgment. Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to other tenants and occupants of the Project and to telecommunications service providers.

                  (g) No Solicitation. Tenant shall not solicit, suffer, or permit other tenants or occupants of the Project (excluding any subtenants of Tenant) to use its Lines or Equipment (including, without limitation, its wireless intranet, Internet and other communications network).

                  (h) Providers. Tenant acknowledges and agrees that as of the date of this Lease, AT&T, MCI and SBC supply telecommunications services to the Building. Tenant shall have the right to obtain such services from Time Warner or Qwest.

      33. Option To Extend.

            33.1 Grant of Extension Option. Subject to the terms and conditions set forth in this Article 33, Landlord hereby grants Tenant an option (the "Extension Option") to extend the Term of this Lease for one additional period of five (5) years commencing immediately following the Expiration Date of the initial Term (the "Extension Term"). The Extension Option may be exercised only by Tenant giving Landlord irrevocable and unconditional written notice (the "Option Notice") thereof not less than twelve (12) full calendar months or more than fifteen (15) full calendar months prior to the expiration of the initial Term, the time of such exercise being of the essence. The Option Notice shall be given as provided in Article 28 hereof.

            33.2 Terms Applicable to Premises During Extension Term. Tenant's possession of the Premises during the Extension Term shall be upon all of the terms and conditions contained in this Lease, except as follows:

                  (a) The Monthly Base Rent payable during the Extension Term shall be the Prevailing Market Rate (as defined below) of the Premises.

                  (b) There shall be no further extension options.

                  (c) Tenant shall accept the Premises during the Extension Term in their then existing "as is" condition, without any obligation of Landlord to repaint, re-carpet, remodel, or otherwise alter the Premises, or to provide a tenant improvement allowance; provided, however, that Landlord, in its sole discretion, may elect to provide Tenant with a refurbishment allowance equal to Ten Dollars ($10.00) per rentable square foot as described in Section 33.3 below.

                  (d) During the Extension Term, Tenant shall continue to pay Escalation Rent in accordance with Article 5 of this Lease, except that the Base Year during the Extension Term shall be the calendar year in which the Extension Term begins.

            33.3 Prevailing Market Rate. As used in this Lease, the phrase "Prevailing Market Rate" means the amount that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm's length as Monthly Base Rent for the Premises for the Extension Term, as of the commencement of the Extension

Term. The Prevailing Market Rate shall be based upon nonsublease, non-encumbered, non-equity lease transactions recently entered into for space in the Building and in Comparison Buildings ("Comparison Leases"), and may include periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any "base year" or "expense stops"; (iii) the size of the Premises compared to the size of the premises under the Comparison Leases;
(iv) utility, location, floor levels, views and efficiencies of the floor(s) of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Premises and the Building; (vi) tenant improvement or refurbishment allowances granted in the Comparison Leases and the value of existing leasehold improvements to Tenant; and (vii) other monetary concessions granted to tenants under the Comparison Leases. In determining the Prevailing Market Rate, no consideration shall be given to any rental abatement period granted to tenants in Comparison Leases in connection with the design and construction of tenant improvements. For purposes of this Article, Comparison Buildings shall mean One Sansome, 101 California, 345 California, 555 California, One, Two, Three and Four Embarcadero Centers, and One Market in San Francisco, California.

            33.4 Procedure for Determining Prevailing Market Rate.

                  (a) If Tenant timely exercises the Extension Option, not later than six (6) months prior to the commencement of the Extension Term, Landlord shall deliver to Tenant a good faith written proposal of the Prevailing Market Rate for the Premises for the Extension Term. Within thirty (30) days after receipt of Landlord's proposal, Tenant shall notify Landlord in writing that (i) Tenant accepts Landlord's proposal or (ii) Tenant rejects Landlord's proposal. If Tenant does not give Landlord a timely notice in response to Landlord's proposal, Landlord's proposal of Prevailing Market Rate for the Extension Term shall be deemed rejected by Tenant.

                  (b) If Tenant timely rejects Landlord's proposal, Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the Extension Term. If Landlord and Tenant are able to agree within thirty (30) days following the earlier of (i) Landlord's receipt of Tenant's notice rejecting Landlord's proposal or (ii) the expiration of the thirty (30) day period referred to in subparagraph (a) above (the "Negotiation Period"), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Article. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate during the Negotiation Period, then within thirty (30) days after expiration of the Negotiation Period, the parties shall meet and concurrently deliver to each other their respective written estimates of the Prevailing Market Rate for the Extension Term, supported by the reasons therefor (respectively, "Landlord's Determination" and "Tenant's Determination"). Landlord's Determination may be more or less than its initial proposal of Prevailing Market Rate. If either party fails to deliver its Determination in a timely manner, then the Prevailing Market Rate shall be the amount specified by the other party. If the higher of such Determinations is not more than one hundred five percent (105%) of the lower of such Determinations, then the Prevailing Market Rate shall be the average of the two Determinations. If the Prevailing Market Rate is not resolved by exchange of the Determinations, the Prevailing Market Rate shall be determined as

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follows, each party being bound to its Determination and such Determinations constituting the only two choices available to the Appraisal Panel (as hereinafter defined).

                  (c) Within thirty (30) days after the parties exchange Landlord's and Tenant's Determinations, the parties shall each appoint an appraiser who shall be certified as an MAI or ASA appraiser and shall have at least ten (10) years' experience, immediately prior to his or her appointment, as a real estate appraiser of office properties in the City and County of San Francisco, including significant experience appraising high rise office space in the San Francisco Downtown Financial District. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar). If either Landlord or Tenant fails to appoint an appraiser within said thirty (30) day period, the Prevailing Market Rate for the Extension Term shall be the Determination of the party who timely appointed an appraiser. If two appraisers are appointed, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Determinations more closely reflects the Prevailing Market Rate of the Premises for the Extension Term. The Determination selected by such appraisers shall be binding upon Landlord and Tenant. If the two appraisers cannot agree upon which of the two Determinations more closely reflects the Prevailing Market Rate within fortyfive (45) days after appointment of the second appraiser to be appointed, then, within ten (10) days after expiration of such fortyfive (45) day period, the two appraisers shall select a third appraiser meeting the criteria set forth above and notify the parties of such appointment. If the third appraiser has not been so selected by the end of such ten (10) day period, then either party, on behalf of both, may request such appointment by the American Arbitration Association (or any successor organization), or in the absence, failure, refusal or inability of such organization to act, then either party may apply to the presiding judge for the San Francisco Superior Court, for the appointment of such an appraiser, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment.

                  (d) Within five (5) days following notification of the identity of the third appraiser, Landlord and Tenant shall submit copies of Landlord's Determination and Tenant's Determination to the third appraiser. The three appraisers are referred to herein as the "Appraisal Panel." The Appraisal Panel, if it so elects, may conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and for questioning by the members of the Appraisal Panel. Within fortyfive (45) days following the appointment of the third appraiser, the Appraisal Panel, by majority vote, shall select either Landlord's Determination or Tenant's Determination as the Prevailing Market Rate of the Premises for the Extension Term, and shall have no right to propose a middle ground or to modify either of the two proposals or the provisions of this Lease. The decision of the Appraisal Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Appraisal Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.

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

                  (e) Each party shall pay the fees and expenses of the appraiser appointed by such party, and onehalf of the fees and expenses of the third appraiser and the expenses incident to the proceedings of the Appraisal Panel (excluding attorneys' fees and similar expenses of the parties which shall be borne separately by each of the parties).

            33.5 General Provisions. The following general provisions shall apply to the Extension Option:

                  (a) The Extension Option shall be exercised, if at all, only with respect to the entire Premises.

                  (b) Once the Monthly Base Rent payable during the Extension Term is determined, the parties shall promptly execute an amendment to this Lease extending the Term, stating the amount of the Monthly Base Rent and the refurbishment allowance, if Landlord earlier indicates its granting of the same, and making any other appropriate modifications associated therewith.

                  (c) If the Prevailing Market Rate is not known as of the commencement of the Extension Term, Tenant shall pay Monthly Base Rent in an amount equal to Landlord's Determination. Once the Prevailing Market Rate is determined, Landlord shall credit any overpayment against Tenant's next installment of Monthly Base Rent, or Tenant shall pay any deficiency to Landlord within thirty (30) days after written request.

                  (d) Subject to the provisions of this Article 33, after exercise of the Extension Option, all references in this Lease to the Term shall be deemed to refer to the Term as extended, unless the context clearly provides to the contrary.

                  (e) Notwithstanding anything to the contrary contained herein, all option rights of Tenant pursuant to this Article shall, at Landlord's election by written notice to Tenant within ten (10) days after Tenant's exercise of the Extension Option, be null and void if an Event of Default exists at the time of exercise of the Extension Option.

                  (f) The Extension Option is personal to, and may be exercised only by, the original Tenant under this Lease or a Related Company to which Tenant has assigned this Lease, and only if the original Tenant and/or such Related Company occupies at least seventy-five percent (75%) of the entire Premises at the time of exercise and shall intend to use at least seventy-five percent (75%) of the entire Premises for the conduct of its own business during the Extension Term. No assignee other than a Related Company or subtenant shall have any right to exercise the Extension Option, and neither the original Tenant nor a Related Company shall have the right to exercise the Extension Option on behalf of an assignee or subtenant.

                  (g) If Tenant shall fail to properly exercise the Extension Option, the Extension Option shall terminate and be of no further force and effect. If this Lease shall terminate for any reason, then immediately upon such termination, the Extension Option shall simultaneously terminate and become null and void.

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

      34. Option To Expand.

            34.1 Grant of Expansion Option. Subject to the terms and conditions set forth in this Article, Landlord hereby grants Tenant a onetime option (the "Expansion Option") to lease a portion of the twenty-third (23rd) floor of the Building consisting of not less than Three Thousand (3,000) and not more than Six Thousand (6,000) square feet of rentable area (the "Expansion Space") upon the expiration of a lease or leases for such space. Tenant acknowledges and agrees that Landlord shall have the right to lease all or any portion of the twenty-third (23rd) floor of the Building at any time after the date hereof for a term of not less than three (3) years and not more than five (5) years (the "Interim Leases").

            34.2 Offering Notice.

                  (a) It Tenant determines that it desires to lease additional space on the twenty-third (23rd) floor of the Building, Tenant shall so notify Landlord. Promptly after receipt of such notice from Tenant, Landlord shall provide notice to Tenant (an "Offering Notice") specifying the available Three Thousand (3,000) to Six Thousand (6,000) square foot space, Landlord's good faith estimate of the approximate date upon which the Expansion Space is anticipated to be available for delivery to Tenant, and any other material conditions or provisions relating to the leasing of the Expansion Space that vary from the provisions of this Lease. The Expansion Option may be exercised only by Tenant giving Landlord irrevocable and unconditional written notice (the "Expansion Option Notice") within thirty (30) days after receipt of such Offering Notice, the time of such exercise being of the essence. The Expansion Option Notice shall be given as provided in Article 28 above. If Tenant timely and validly exercises the Expansion Option, Landlord shall deliver the Expansion Space upon the expiration of the Interim Leases, but in no event later than July 31, 2011; provided, however, that Landlord shall not be liable to Tenant for the failure to deliver the Expansion Space on or before July 31, 2011 if such failure is due to the failure of the tenant to timely surrender possession of the Expansion Space to Landlord. If Tenant shall fail to timely and validly exercise the Expansion Option, the Expansion Option shall terminate and be of no further force and effect, and Landlord may thereafter lease the Expansion Space to any person on any terms and conditions it may deem appropriate in its sole discretion, and Tenant shall have no further rights with respect to the Expansion Space identified in the Offering Notice or any other Expansion Space, either at such time or at any future time.

                  (b) If for any reason the Expansion Space becomes available for lease prior to the expiration of the Interim Leases, Landlord may provide an Offering Notice to Tenant with respect to such Expansion Space, and Tenant may elect to exercise the Expansion Option within thirty (30) days after receipt of such Offering Notice. If, however, the Expansion Space is available for delivery to Tenant prior to August 1, 2008, and Tenant elects not to exercise the Expansion Option for such Expansion Space, the Expansion Option shall not terminate but shall continue until Landlord offers Tenant Expansion Space that will be available on or after August 1, 2008.

            34.3 Terms Applicable to Expansion Space. If Tenant timely exercises the Expansion Option, then except as specified in this Article or in the Offering Notice (which shall govern to the extent of any conflict with this Lease), the Expansion Space shall become a portion

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

of the Premises commencing on the date of delivery of the Expansion Space until the termination of the Term (the "Expansion Term"), and Tenant's possession of the Expansion Space shall be upon all of the terms and conditions contained in this Lease, except as follows:

                  (a) There shall be no further expansion options.

                  (b) The Monthly Base Rent payable for the Expansion Space shall be the Prevailing Market Rate of the Expansion Space.

                  (c) Tenant shall accept the Expansion Space in its then existing "as is" condition, without any obligation of Landlord to repaint, re-carpet, remodel, or otherwise alter the Expansion Space, or to provide a tenant improvement allowance.

                  (d) Tenant's Percentage Share shall be adjusted to reflect the addition of the Expansion Space.

                  (e) Tenant shall pay Escalation Rent with respect to the Expansion Space; provided, however, that the Base Year for the Expansion Space shall be the calendar year in which the Expansion Term commences.

                  (f) Tenant shall be entitled to one (1) additional parking space for the Expansion Space.

            34.4 Prevailing Market Rate. The Prevailing Market Rate for the Expansion Space shall be determined in a manner consistent with the determination of Prevailing Market Rate under Section 33.3 and Section 33.4 above; provided, however, that (i) references to "the Premises" in Section 33.3 and Section 33.4 shall be replaced by "the Expansion Space," (ii) references to "the Extension Term" shall be replaced by "the Expansion Term," (iii) the Prevailing Market Rate shall be valued as of the date of delivery of the Expansion Space, (iv) references to "the Extension Option" shall be replaced by "the Expansion Option," and (v) the Prevailing Market Rent for the Expansion Space shall take into account whether based on then market conditions, Tenant should obtain a tenant improvement allowance for the Expansion Space, and if so, the amount of such allowance.

            34.5 General Provisions. The following general provisions shall apply to the Expansion Option:

                  (a) The Expansion Option shall be exercised, if at all, only with respect to the entire Expansion Space identified in the Offering Notice, so long as the Expansion Space is no less than Three Thousand (3,000) and no more than Six Thousand (6,000) square feet in rentable area.

                  (b) Once the Monthly Base Rent payable for the Expansion Space is determined, the parties shall promptly execute an amendment to this Lease reflecting the addition of the Expansion Space.

                  (c) If the Prevailing Market Rate is not known as of the commencement of the Expansion Term, Tenant shall pay Monthly Base Rent for the Expansion

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

Space in an amount equal to Landlord's Determination. Once the Prevailing Market Rate is determined, Landlord shall credit any overpayment against Tenant's next installment of Monthly Base Rent, or Tenant shall pay any deficiency to Landlord within thirty (30) days after written request.

                  (d) Upon delivery of the Expansion Space, all references in this Lease to the Premises shall be deemed to refer to the original Premises and the Expansion Space, unless the context clearly provides to the contrary.

                  (e) Notwithstanding anything to the contrary contained herein, all option rights of Tenant pursuant to this Article shall, at Landlord's election, be null and void if (i) a monetary Event of Default exists at the time of exercise of the Expansion Option or (ii) Landlord has given Tenant more than three (3) notices respecting a monetary default during the twenty-four (24) month period immediately preceding Tenant's exercise of the Expansion Option, whether or not the default is subsequently cured; provided, however, that Landlord must notify Tenant of its election to so nullify Tenant's exercise of the Expansion Option within ten (10) business days after Landlord's receipt of Tenant's exercise notice or such right shall lapse.

                  (f) The Expansion Option is personal to, and may be exercised only by, the original Tenant under this Lease or a Related Company to which Tenant has assigned this Lease, and only if the original Tenant and/or such Related Company occupies at least seventy-five percent (75%) of the entire Premises at the time of exercise and shall intend in the reasonably foreseeable future to use the Expansion Space for the conduct of its own business. No assignee other than a Related Company or subtenant shall have any right to exercise the Expansion Option, and neither the original Tenant nor a Related Company shall have the right to exercise the Expansion Option on behalf of an assignee or subtenant.

                  (g) If not earlier terminated pursuant to the foregoing provisions, the Expansion Option shall automatically terminate on July 31, 2011.

      35. Signage. As part of the Tenant Improvements, Tenant shall have the right to install its logo and above-Building standard signage in the elevator lobby on the twenty-fourth (24th) floor of the Building. The material, typeface, graphic format and proportions of Tenant's sign, as well as the precise location of such sign, shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, and any approval required under Requirements. Tenant's signs shall be installed and removed at Tenant's expense. Notwithstanding the foregoing, Tenant acknowledges that if Tenants exercises its Expansion Option pursuant to Article 34 above or otherwise occupies space on a multitenant floor in the Building, all signage for such space must comply with then Building standard signage for multitenant floors. Tenant, at its sole expense, shall maintain all of its signs in good condition and repair during the Term. Prior to the expiration or earlier termination of this Lease, Landlord, at Tenant's cost, shall remove all of Tenant's signage and repair any and all damage caused to the Building by such signs and/or the removal of such signs from the Building.

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

      36. Satellite Dish.

            36.1 Grant of License. Subject to the terms and conditions contained in Article 10, Article 32, and this Article, Tenant shall have a nonexclusive license (the "License"), to install, operate, maintain and use the Dish Equipment (defined below) during the Term. Tenant shall pay to Landlord a monthly fee of Five Hundred Dollars ($500.00) for the License, payable on the same day that Tenant pays Monthly Base Rent to Landlord once Tenant begins to use the Dish Equipment. The monthly fee shall end upon Tenant's satisfactory removal of the Dish Equipment. If Tenant fails to install the Dish Equipment within the first thirty-six (36) months after the Commencement Date, the License and all of Tenant's rights under this Article 36 shall automatically terminate. Further, if Tenant installs the Dish Equipment during said thirty-six (36) month period, but thereafter removes the Dish Equipment for a period of six (6) months or more, the License and all of Tenant's rights under this Article shall terminate for the balance of the Term (including the Extension Term, if applicable).

            36.2 Permitted Use; Equipment; Location. The use permitted by the License is solely to install, operate, maintain and use the following:

                  (a) One (1) satellite dish having a diameter not greater than twenty-four (24) inches ("Satellite Dish") on the space of the roof of the Building in a location reasonably determined by Landlord (the "Dish Roof Area"); and

                  (b) connections for the Satellite Dish for (i) electrical wiring to the Building's existing electrical supply and (ii) cable or similar connection necessary to connect the Satellite Dish with Tenant's related equipment located in the Premises. The Satellite Dish shall be solely for the purpose of Tenant's and subtenant's use. The routes or paths for such wiring and connections shall be through the Building's existing risers, conduits and shafts, subject to reasonable space limitations and Landlord's reasonable requirements for use of such areas, and in all events subject to Landlord's reasonable approval of plans and installation pursuant to other provisions of this License (such routes or paths are collectively referred to as the "Dish Cable Path" and all such electrical and other connections are referred to collectively as "Dish Connections"). The Satellite Dish and Dish Connections are collectively referred to as the "Dish Equipment."

            36.3 Tenant's Roof Area. Tenant shall accept the Dish Roof Area and Dish Cable Path in their condition and "as-built" configuration existing on the date of delivery to Tenant. Landlord has made no representations or promise as to the suitability or effectiveness of any part of the roof for Tenant's proposed use (including the lack of interference by any current or future users of equipment on the roof of the Building), or as to any Requirements applicable to Tenant's proposed use, or as to the condition of (or alteration or improvement of) the Dish Roof Area or the Dish Cable Path.

            36.4 Rooftop Installation Work. The Dish Equipment and work related to its installation ("Rooftop Installation Work") must be performed in accordance with the provisions of Article 10, Article 32, and such other applicable provisions of this Lease. As required under Section 32.1(i) above, Tenant shall obtain Landlord's prior written approval for such Rooftop Installation Work, including the plans and specifications for such work (which plans and

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

specifications shall be in such detail as may be reasonably required by Landlord). Landlord's approval under this Section shall not be unreasonably withheld, conditioned or delayed, and Tenant acknowledges and agrees that, without limiting the generality of the foregoing, it shall be reasonable for Landlord to disapprove any Dish Equipment if the installation thereof would invalidate any warranty relating to the roof or roof membrane, exceed roof load limitations or exceed the height of the roof parapet. The plans and specifications for the Dish Equipment shall include, without limitation, the design, size and features thereof and mounting structure, floor and power load requirements, cabling installations, the means of affixing or mounting the Dish Equipment, and the means of connecting the Dish Equipment to the Building's electrical system and to the Premises. The giving of any approval by Landlord shall not diminish any of Tenant's obligations under this Lease, including, without limitation, Tenant's obligation to obtain all required permits and to comply with all Requirements. Tenant agrees to pay Landlord's outofpocket cost of review and approval of the plans and specifications within thirty (30) days after receipt of an invoice therefor.

            36.5 General Requirements. Tenant's use of the roof of the Building is subject to the following general requirements:

                  (a) Landlord shall, upon Tenant's reasonable prior request, allow Tenant reasonable access to the roof for the purposes of installation, maintenance and repair of the Dish Equipment, subject to reasonable rules and restrictions of Landlord. Without limiting the foregoing, Tenant agrees to afford Landlord the opportunity to be present whenever Tenant accesses the roof, and Tenant shall reimburse Landlord for the reasonable cost of any Landlord representative being present within thirty (30) days after receipt of an invoice therefor.

                  (b) After the initial installation of the Dish Equipment hereunder, Tenant shall not make any alteration, addition or improvement thereto, without first obtaining Landlord's prior written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed; and any such alterations, additions or improvements shall be subject to all the conditions and restrictions that apply to the original Dish Equipment, including, without limitation, the requirement that Tenant furnish the Landlord with detailed plans and specifications relating to the proposed alterations, additions or improvements.

                  (c) Tenant, at its expense, shall at all times keep the Dish Equipment in good order, condition and repair, and the Dish Equipment location and the areas immediately surrounding same neat and clean. Without limiting the generality of the foregoing, Tenant, at its expense, shall conduct a physical inspection of the Dish Roof Area and the Dish Equipment at least annually, which inspection shall include a survey of structural integrity and correction of any loose bolts, fittings or other appurtenances. Tenant shall provide written certification of such inspection to Landlord within thirty (30) days following the completion thereof. With respect to all operations relating to the Dish Equipment, Tenant shall conduct its business and control its agents, employees and invitees in such manner as not to create any nuisance, or unreasonably interfere with or disturb any other licensee or tenant of the Building or Landlord in its operation of the Building.

                  (d) Tenant shall use tags to identify in a conspicuous manner Tenant's Dish Equipment, which tags shall indicate Tenant's name and frequency number(s). If

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

applicable, Tenant shall also post a copy of its FCC license on Tenant's Dish Equipment upon installation thereof.

            36.6 Services. Tenant may connect to and use the Building's existing electrical supply, but Tenant shall be responsible for the cost of supplying electricity to the Dish Equipment, including without limitation, electricity usage, installation, maintenance and repair of any Dish Connections and of any separate meter required by Landlord. Tenant shall pay Landlord monthly, within thirty (30) days of being billed therefor, for all electricity used by Tenant or any of Tenant Parties in connection with the operation of the Dish Equipment.

            36.7 Roof Damage. Any damage to the roof or any other portion of the Building resulting from Tenant's installation, operation, maintenance or removal of the Dish Equipment, including without limitation, leakage, water damage or damage to the roof membrane, shall be repaired by Landlord at Tenant's sole cost and expense. Tenant shall reimburse Landlord for any reasonable costs and expenses so incurred by Landlord within thirty (30) days after Landlord's written request and copies of invoices therefor. Tenant shall, at Tenant's sole cost and expense, provide protection to the roof membrane as Landlord may reasonably deem necessary so that such membrane is not damaged by personnel in connection with Tenant's installation, operation, maintenance or removal.

            36.8 Compliance With Requirements. Tenant, at its sole cost and expense, shall comply with all Requirements applicable to the installation, maintenance, operation and use of the Dish Equipment. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall be responsible for obtaining, if required, any building permits, and any licenses or permits which may be required by the FCC, the FAA or any other governmental authority having jurisdiction over the Dish Equipment or the Building, shall provide copies of the same to Landlord. If necessary, Landlord agrees reasonably to cooperate with Tenant, at Tenant's sole cost and expense, to obtain any appropriate licenses or permits.

            36.9 Radio Frequency Emitting Equipment. To the extent Tenant is operating radio frequency (RF) emitting equipment on the roof of or inside the Building, Tenant shall cooperate generally with Landlord and other carriers such that the Building's rooftop shall be and remain in compliance with all rules and regulations of OSHA and the FCC relating to guidelines for human exposure to radio frequency or electromagnetic emission levels, as may be issued from time to time, including but not limited to the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). If Landlord in its reasonable judgment believes that Dish Equipment, either by itself or in conjunction with other equipment in or on the Building, may exceed permitted emission levels, then Tenant shall (i) promptly upon Landlord's written request, deliver to Landlord a reasonably acceptable certification or survey report demonstrating that the Building's rooftop is in compliance with all applicable FCC and OSHA rules and regulations (a "Rooftop Survey"), and (ii) to the extent Tenant's equipment or the operation thereof directly or indirectly causes the Building's rooftop (or any section thereof) not to be in compliance with such rules and regulations, promptly remedy any such noncompliance in accordance with Landlord's reasonable directions and at Tenant's sole cost and expense. If Tenant (x) relocates or makes any change to the Dish Equipment or
(y) makes any change to any equipment or operation thereof that directly or indirectly affects the operation of the Dish Equipment, Landlord may, at its option, require that a

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

new Rooftop Survey be conducted at Tenant's sole cost and expense by a firm approved by Landlord in its reasonable discretion. Tenant shall operate the Dish Equipment utilizing the frequency or frequencies approved in advance by Landlord. Tenant shall not change or add to these frequencies without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

            36.10 Temporary Removal; Relocation. Tenant, at its sole expense, upon at least thirty (30) days' prior written notice from Landlord, shall remove or relocate the Dish Equipment on a temporary basis at any time Landlord determines such removal or relocation is reasonably necessary or appropriate for the expeditious repair, replacement, alteration, improvement or additions to or of the roof or any area of the Dish Cable Path, or to access any such areas for Building needs. In addition, Landlord reserves the right to require that the Dish Equipment be permanently relocated, at Landlord's expense, and on not less than thirty (30) days' prior written notice, to another location on the roof as Landlord shall reasonably designate; provided, however, that in no event shall Landlord require that any of the Dish Equipment be relocated to a location that would prevent Tenant from using the Premises for the Permitted Use.

            36.11 Termination; Equipment As Property of Tenant. On or before the Expiration Date or earlier termination of this Lease, Tenant shall, at its own cost and expense, remove the Dish Equipment and shall restore the Dish Roof Area and areas affected by the cabling installations to the condition in which they were found prior to the installation of the Dish Equipment. The Dish Equipment shall be considered personal property of Tenant; provided, however, if Tenant fails timely to remove the Dish Equipment, it shall be deemed abandoned and may be claimed by Landlord or removed and disposed of by Landlord at Tenant's expense.

            36.12 Landlord Exculpation. Tenant assumes full responsibility for protecting from theft or damage the Dish Equipment and any other tools or equipment that Tenant may use in connection with the installation, repair or maintenance of the Dish Equipment, assumes all risk of theft, loss or damage, and waives any claim with respect thereto against the Indemnitees. Tenant acknowledges that Landlord may permit others to place antennae and telecommunications equipment in or on the Building, including the roof, and Landlord shall not have any liability to Tenant for any interference resulting therefrom. In no event shall the Indemnitees be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, resulting from damage to or any failure or interruption of use of the Dish Equipment, however occurring, including if caused by the active or passive negligence of the Indemnitees.

36.13 Insurance. Tenant shall cause the insurance policies required to be maintained pursuant to Article 14 to cover the Dish Equipment and any claims arising in connection with the presence, use, operation, installation, repair, maintenance, or removal of the Dish Equipment.

            36.14 Waiver of Claims. Without limiting the applicability of
Article 16 above, and subject to the limitations of Article 16, Tenant hereby agrees to protect, defend, indemnify and hold Landlord and the other Indemnitees, and each of them, harmless from and against any

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

and all Claims arising from or connected in any way with the Dish Equipment or the operations of Tenant in connection therewith, including, without limitation, any personal injuries or property damage arising from Tenant's use of the roof of the Building. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

            36.15 Roof Repairs. If Landlord desires to perform roof repairs and/or roof replacements to the Building (the "Roof Repairs"), Landlord shall (except in the event of an emergency, in which event Landlord shall furnish Tenant with reasonable notice in light of the circumstances) give Tenant at least ten (10) days' prior written notice of the date Landlord intends to commence such Roof Repairs. Tenant shall, within ten (10) days following receipt of such notice, which shall remind Tenant of such ten (10) day period, undertake such measures as it deems suitable to protect its Dish Equipment from interference by Landlord, its agents, contractors or employees, in the course of any Roof Repairs.

            36.16 Rights Personal to Tenant. Tenant's rights under this Article are personal to Tenant and any Related Company to which this Lease has been assigned or to which the Premises have been subleased solely for the conduct of their business, and shall not be transferable or assignable except to such Related Company. Any purported transfer of Tenant's rights under this Article in violation of the foregoing shall be void and a material default under this Lease.

                         SIGNATURES FOLLOW ON NEXT PAGE.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:                                             TENANT:

POSTMONTGOMERY ASSOCIATES,                            FIRST ALBANY COMPANIES,
a California general partnership                      a New York corporation

By: CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.           By: ______________________
    as agent for                                          (signature)
    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,          ______________________
    a general partner                                     (type or print name)
                                                      Its: _____________________
By: ___________________________________________
    (signature)

                                                      By: ______________________
    ___________________________________________            (signature)
    (type or print name)

Its: __________________________________________           ______________________
                                                          (type or print name)

By:  UBS REALTY INVESTORS LLC,
     as agent for                                     Its: _____________________
     NLI PROPERTIES WEST, INC.,
     a general partner

     By: ______________________________________
         (signature)

         --------------------------------------
         (type or print name)

      Its: ____________________________________

                                    EXHIBIT A

                                   FLOOR PLAN

                                  [FLOOR PLAN]

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. The Common Areas of the Project shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. Landlord shall in all cases retain the right to control and prevent access to the Common Areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Project, except in areas that Landlord may designate as "Common Areas" from time to time.

2. No awning, canopy or other projection of any kind over or around the windows or entrances of the Premises shall be installed by Tenant, and only such window coverings as are approved by Landlord shall be used in the Premises.

3. The Premises shall not be used for lodging or sleeping, nor shall cooking be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees shall be permitted.

4. Any person or persons employed by Tenant to do janitorial work shall be subject to and under the control and direction of the Project property manager while in the Project and outside the Premises.

5. Landlord will furnish Tenant with two (2) keys to the main entry doors of the Premises, free of charge. No additional locking devices shall be installed without the prior written consent of Landlord. Landlord may make reasonable charge for any additional lock or any bolt installed on any door of the Premises without the prior consent of Landlord. Tenant shall provide Landlord with two (2) keys or access cards to any additional, internal locking devices installed by Tenant. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Project and the Premises that shall have been furnished to Tenant, together with security codes for security systems installed by Tenant in accordance with the Lease.

6. The freight elevator shall be available for use by Tenant, subject to such reasonable scheduling as Landlord shall deem appropriate. The persons employed by Tenant to move equipment or other items in or out of the Project must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Project. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Project by moving or maintaining Tenant's property shall be repaired at the expense of Tenant.

7. Tenant shall not use or keep in the Premises or the Project any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Project. No pets shall be kept in the Premises.

8. In case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Project during the continuance of same by such action as Landlord may deem appropriate, including closing entrances to the Project.

9. The doors of the Premises shall be closed and securely locked at such time as Tenant's employees leave the Premises.

10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant's misuse shall be paid for by Tenant.

11. Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any Common Area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Project, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than the specifically provided for in the Lease.

12. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Project.

13. Tenant shall not use in any space, or in the Common Areas of the Project, any handtrucks except those equipped with rubber tires and side guards or such other material handling-equipment as Landlord may approve. No bicycles, motorcycles, or other vehicles of any kind shall be brought by Tenant into the Project or kept in or about the Premises.

14. Tenant shall store all its trash and garbage within the Premises until daily removal of same by Tenant to such location in the Project as may be designated from time to time by Landlord. No material shall be placed in the Project trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without being in violation of any law or ordinance governing such disposal.

15. All loading and unloading of merchandise, supplies, materials, garbage and refuse and delivery of same to the Premises shall be made only through such entryways and elevators and at such times as Landlord shall designate. In its use of the loading areas on the first basement floor, Tenant shall not obstruct or permit the obstruction of said loading areas, and at no time shall Tenant park vehicles therein except for loading and unloading.

16. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Project is prohibited and Tenant shall cooperate to prevent same.

17. Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, video games, pinball machines, or pay telephones without the prior written consent of Landlord, but Landlord hereby consents to the use or operation of vending machines in lunchrooms or breakrooms for use by Tenant's employees, provided that such vending machines are properly secured and do not exceed the weight limitations of the floor.

18. Landlord may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may require.

19. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord's judgment to prevent overloads of the mechanical or electrical systems of the Project.

20. The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Project. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

21. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

22. Wherever the word "Tenant" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant and other Tenant Parties.

23. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Project.

24. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project, and for the preservation of good order therein.

25. Tenant shall have the right to connect the telephone system in the Premises to the telephone cable distribution system serving the Project at the location of the telephone cable terminal on the floor on which the Premises are situated, provided that no connection shall be made and no work otherwise affecting the telephone cable terminal or distribution system shall be undertaken without reasonable prior notice to Landlord. Landlord or Landlord's contractor with responsibility for maintenance of the telephone distribution system may require supervision of the connection by Landlord or the maintenance contractor, and may impose such other reasonable conditions as may be necessary to protect the telephone cable terminal or distribution system. Any damage to the telephone cable terminal or distribution system caused by the act or omission of Tenant shall be repaired at the expense of Tenant.

26. Tenant may use, store, handle and transport Hazardous Materials as part of its business operation conducted in the Premises in the ordinary course as part of a firstclass retail shopping center operation, such as the use and storage of small quantities of office supplies which may contain minor amounts of Hazardous Materials, the use of products containing minor amounts of Hazardous Materials for the making of Alterations, the use of products containing customary amounts of Hazardous Materials in the maintenance, operation and repair of the Premises, or the use or storage of chemicals, such as chlorofluorocarbons (CFC's), in amounts necessary for the operation of systems in the Premises such as ventilation and air conditioning package units.

27. In addition to any other remedy available to Landlord under the Lease, Tenant shall pay to Landlord, as additional rent, One Hundred Dollars ($100.00) for each day or portion thereof that Tenant fails to correct an Event of Default respecting the Rules and Regulations.

                                    EXHIBIT C

                                   WORK LETTER

      This Work Letter is attached to and forms a part of the Office Lease dated as of March 31, 2005 (the "Lease"), by and between POSTMONTGOMERY ASSOCIATES, a California general partnership ("Landlord"), and FIRST ALBANY COMPANIES, a New York corporation ("Tenant"), pertaining to certain premises located in the building commonly known as One Montgomery Tower and located at One Montgomery Street, San Francisco, California, which is a portion of the Post Montgomery Center. Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

      The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements which Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease. Such alterations, additions and improvements to the Premises to be performed by Tenant are referred to in this Work Letter as the "Tenant Improvements," and the work of constructing the Tenant Improvements is referred to as the "Tenant Improvement Work."

      Landlord and Tenant agree as follows:

      1. General.

            1.1 Tenant is solely responsible for designing the Tenant Improvements and performing the Tenant Improvement Work (subject to Landlord's rights of review and approval set forth in this Work Letter).

            1.2 Landlord's sole interest in reviewing and approving the Construction Drawings (as hereinafter defined) is to protect the Project and Landlord's interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval, that the Space Plans or Final Working Drawings are correct or accurate, or are in compliance with any applicable Requirements.

            1.3 Landlord shall contribute (subject to the terms and conditions set forth in this Work Letter) the amount specified in Section 5.1(a) below as the "Construction Allowance," towards the costs of designing the Tenant Improvements and performing the Tenant Improvement Work.

            1.4 Tenant shall be responsible for all costs of designing the Tenant Improvements and performing the Tenant Improvement Work to the extent such costs exceed the Construction Allowance.

            1.5 On reasonable prior notice, Landlord will permit Tenant and Tenant's Agents (as defined below) to enter the Premises from time to time prior to the Commencement Date as may be reasonably necessary or appropriate. Tenant shall indemnify, protect, defend and hold Landlord and the other Indemnitees harmless from and against any and all Claims suffered or incurred by the Indemnitees arising from such entry.

            1.6 In the event of any conflict between this Work Letter and the Construction Guide, the terms of this Work Letter shall govern.

      2. Base Building Improvements; Condition of Premises.

            2.1 Landlord shall perform, at Landlord's sole cost and expense, the Base Building Improvements listed in the attached Schedule 1.

            2.2 If a government authority requires work to be performed in the restrooms or elevator lobby of the floor on which the Premises are located as a result of the Tenant Improvements, then Landlord, at no cost to Tenant, shall perform such work to the extent required by applicable Requirements. Notwithstanding any provision in this Section to the contrary, the issuance of a final certificate of occupancy with respect to the Tenant Improvements (or if such certificates are not customarily issued for such work by the local governmental authority, then the final inspection and sign-off on the job card for such work by the building inspectors(s)), shall conclusively establish the satisfaction of Landlord's obligations under this Section 2.2.

            2.3 Tenant acknowledges and agrees that Landlord may perform the work under Section 2.1 and Section 2.2 above on or after the Commencement Date, and concurrently with the performance of the Tenant Improvement Work. Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor) to avoid unreasonably interfering with Tenant's performance of the Tenant Improvement Work.

            2.4 For purposes of this Work Letter and the Lease, Landlord's Work shall be "substantially complete" on the date (the "Substantial Completion Date") that Landlord, its architect or construction manager determines that Landlord's Work has been completed, except for items typically found on an architectural punch-list. Landlord shall use commercially reasonable efforts to complete the punch-list items within forty-five (45) days after the Substantial Completion Date; however, Landlord shall have no liability to Tenant for losses, costs or damages resulting from or attributable to delays in the completion by Landlord of punch-list items unless solely as a result of such punch-list items Tenant is prohibited by local authorities from legally occupying the Premises, in which case Base Rent and Escalation Rent (if applicable) shall abate one (1) day for each day after the Rent Commencement Date that such punch-list items prevent Tenant from legally occupying the Premises. Tenant shall cooperate with Landlord to facilitate completion of any punch-list items as quickly as possible.

      3. Design and Approval of the Tenant Improvements.

            3.1 Selection of Tenant's Architect; Construction Drawings.

                  (a) Tenant shall retain an architect/space planner ("Tenant's Architect") to prepare the Construction Drawings. Tenant shall retain engineering consultants from a pre-approved list provided by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to work to be performed on the structural portions of the Building or the Building Systems in the Premises, if any, in connection with the Tenant Improvements. Tenant's Architect and Engineers shall be subject to the written approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed. The plans and drawings to be prepared by Tenant's Architect and the Engineers hereunder shall be known, collectively, as the "Construction Drawings."

                  (b) Upon execution of the Lease, Landlord, at no cost to Tenant, shall supply Tenant, at Tenant's request, with accurate path of travel drawings for the Building. In addition, if readily available, Landlord may supply Tenant with a set of other drawings of the Building which Tenant may use in connection with the preparation of the Construction Drawings, but Tenant agrees that Landlord shall have no liability for the completeness or accuracy of any such drawings, and Tenant's Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings.

            3.2 Space Plans. Tenant shall furnish Landlord with Tenant's final space plans for the Premises ("Space Plans"). The Space Plans shall show locations of all proposed improvements, including partitions, cabinetry, equipment and fixtures, shall identify materials and finishes by location, and shall specify the location of any proposed structural floor penetrations, the location and extent of floor loading in excess of the Building capacity, if any, any special heating, ventilation or air conditioning requirements, the location and description of any special plumbing requirements, and any special electrical requirements. In addition, the Space Plans shall show telephone and telecommunications facilities, and computer and electronic data facilities. Landlord shall approve or disapprove the Space Plans by written notice given to Tenant within seven (7) business days after receipt of the Space Plans. Landlord shall not unreasonably withhold its approval of the Space Plans, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Space Plans if, in Landlord's good faith judgment, any one or more of the following situations exist: (a) the proposed Tenant Improvements will adversely affect the exterior appearance of the Project; (b) the proposed Tenant Improvements may impair the structural strength of the Project, adversely affect the roof or any of the Building Systems or materially adversely affect the value of the Project; (c) the specifications for the proposed Tenant Improvements are not consistent with, or would detract from, the character or image of the Project; or (d) the proposed Tenant Improvements are inconsistent with the provisions of the Construction Guide. If Tenant's proposed interior partitioning or other aspects of the Tenant Improvement Work will, in Landlord's good faith judgment, require changes or alterations in any portion of the Building Systems outside of the Premises, and Landlord approves such changes or alterations, such changes or alterations shall be made at Tenant's expense. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord's reasons for disapproval, or specifying any required corrections and/or revisions. Landlord shall approve or disapprove of any revisions to the Space Plans by written notice given to Tenant within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Space Plans.

            3.3 Final Working Drawings. Tenant shall cause Tenant's Architect and the Engineers to prepare and submit for Landlord's approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits (as hereinafter defined) and commence construction (the "Final Working Drawings"). Tenant shall furnish Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall approve or disapprove of the Final Working Drawings by giving written notice to Tenant within seven (7) business days after receipt thereof. Landlord shall not unreasonably withhold or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings for any of the reasons specified in clauses (a) through (e) of Section 3.2 above, or if in Landlord's good faith judgment, the Final Working Drawings are inconsistent with, or do not conform to, the Space Plans. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord's reasons for disapproval and/or specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the "Approved Working Drawings").

      4. Construction of Tenant Improvements.

            4.1 Contracts with Tenant's Contractor and Subcontractors.

                  (a) Tenant shall retain a licensed general contractor as the contractor for the construction of the Tenant Improvements ("Tenant's Contractor"). Tenant's Contractor must be experienced in the performance of work comparable to the work of the Tenant Improvements in buildings and projects comparable to the Building and the Project, respectively, and shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned, or delayed. All subcontractors, laborers, materialmen and suppliers used by Tenant (such subcontractors, laborers, materialmen and suppliers, together with Tenant's Contractor, are collectively referred to herein as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, that any work to be performed on the Building's fire and life safety system (whether such system is located within or outside the Premises) shall be performed by Simplex or other contractor designated by Landlord.

                  (b) Upon Tenant's execution thereof, Tenant shall furnish Landlord with true and correct copies of all construction contracts between or among Tenant and Tenant's Contractor relating to the Tenant Improvement Work, provided that Landlord's review of such contracts shall not relieve Tenant from its obligations under this Work Letter nor shall such review be deemed to constitute Landlord's representation that such contracts comply with the requirements of this Work Letter. All such contracts shall expressly provide that (i) the work to be performed thereunder shall be subject to the terms and conditions of this Work Letter, including, without limitation, that such work shall comply with the Construction Guide, and (ii) the Tenant Improvement Work (or in the case of a subcontractor, the portion thereof performed by such subcontractor) shall be warranted in writing to Tenant and Landlord to be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion of the Tenant Improvement Work. Tenant agrees to give to Landlord any assignment or other assurances that may be necessary to permit Landlord to directly enforce such warranties (such warranties shall include, without additional charge, the repair of any portion of the Project or Common Areas which may be damaged as a result of the removal or replacement of the defective Tenant Improvements). Tenant shall cause Tenant's Agents to engage only labor that is harmonious and compatible with other labor working in the Project. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's Contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance. If at any time any of Tenant's Agents interferes with any other occupant of the Project, or hinders or delays any other work of improvement in the Project, or performs any work which may or does impair the quality, integrity or performance of any portion of the Project, including any Building Systems, Tenant shall cause such subcontractor, laborer, materialman or supplier to leave the Project and remove all tools, equipment and materials as may be reasonable under the applicable circumstance immediately upon written notice delivered to Tenant, and, without limiting Tenant's indemnity obligations set forth in Article 16 of the Lease, Tenant shall reimburse Landlord for all costs, expenses, losses or damages incurred or suffered by Landlord resulting from the acts or omissions of Tenant's Agents in or about the Project.

            4.2 Permits. Following approval of the Final Working Drawings, Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Requirements applicable to, the construction of the Tenant Improvements in accordance with the Approved Working Drawings (the "Permits"). Tenant shall provide Landlord with copies of any documents or applications filed by Tenant to obtain Permits concurrently with any such filing, but in no event shall Tenant file any such documents or applications until the Final Working Drawings have been approved. Tenant agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permit or certificate of occupancy. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant's Architect, at Tenant's expense (provided that to the extent funds are available, such expense may be reimbursed from the Construction Allowance), and submitted to Landlord for Landlord's review and approval as a Change Order under
Section 6 below. If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of Landlord's reasons for disapproval, or specifying any required corrections. This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended.

            4.3 Commencement of Work. At least thirty (30) days prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Tenant Improvements, the estimated date of completion of the Tenant Improvements and the construction schedule provided by Tenant's Contractor. In addition, prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Tenant Improvements; (b) a copy of the executed construction contract with Tenant's Contractor, if not earlier provided by Tenant, together with a detailed breakdown, by trade, of the final costs to be incurred, or which have theretofore been incurred, in connection with the design and construction of the Tenant Improvements, which costs of construction form a basis for the amount of the construction contract; and (c) true and correct copies of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, together with any endorsements referred to in Section 4.5 below, confirming to Landlord's reasonable satisfaction compliance with the insurance requirements of this Work Letter.

            4.4 Performance of Work. All work performed by Tenant's Contractor shall substantially conform to the Approved Working Drawings, shall comply with all applicable Requirements (including building codes) and Underwriters' Laboratory standards, shall comply with all rules and regulations from time to time adopted by Landlord to govern construction in or about the Project, including the Construction Guide, and shall be performed in a good and professional manner and so as not to unreasonably interfere with the occupancy of any other tenant of the Project, the performance of any other work within the Project, or with Landlord's maintenance or operation of the Project. At all times during construction of the Tenant Improvements, Landlord and Landlord's employees and agents shall have the right to enter the Premises to inspect the Tenant Improvement Work, and to require the correction of any faulty work or any material deviation from the Approved Working Drawings. Tenant shall not closeup any Tenant Improvement Work affecting the Building Systems in the Premises until the same have been inspected and approved by Landlord's agents. No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any applicable Requirements, and Tenant shall be fully responsible and liable therefor. In addition to the Construction Administration Costs under
Section 5.2 below, Tenant shall reimburse Landlord for the cost of any repairs, corrections or restoration which must be made, in Landlord's good faith judgment, to the Premises or any other portion of the Project, if caused by Tenant's Contractor or any other of Tenant's Agents.

            4.5 Insurance. At all times during the construction of the Tenant Improvements (and in the case of Products and Completed Operations Coverage, for 5 years following completion of the Tenant Improvement Work), in addition to the insurance required to be maintained by Tenant under the Lease, Tenant shall require all of Tenant's Agents to maintain (a) Commercial General Liability Insurance with limits of not less than $5,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and Contractor's Protective Liability, and Products and Completed Operations Coverage in an amount not less than $5,000,000 in the aggregate; (b) Comprehensive automobile liability insurance with a policy limit of not less than $5,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 "any auto," and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or nonowned; (c) Worker's Compensation with statutory limits and Employer's Liability Insurance with a limit of not less than $1,000,000 per occurrence. In addition, Tenant's Contractor shall insure all materials prior to installation, whether stored in the Premises or offsite, in an amount equal to their full replacement cost (new without deduction for depreciation). Tenant's liability insurance shall be written on an "occurrence" basis and shall name as additional insureds (by endorsement reasonably acceptable to Landlord) the persons and entities to be added as additional insureds under Section 14.2 of the Lease. All of the insurance required to be carried by Tenant hereunder shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage, and shall be placed with companies which are rated A:X or better by Best's Insurance Guide and licensed to business in the State of California. All deductibles and selfinsured retentions under Tenant's policies are subject to Landlord's reasonable approval, and all insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Tenant's compliance with the provisions of this Section shall in no way limit Tenant's liability under any of the other provisions of the Lease.

            4.6 Liens. Tenant shall keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien within five (5) business days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as additional Rent under the Lease. Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by applicable Requirements, or which Landlord may deem to be proper, for the protection of Landlord and the Project from such liens. Promptly following completion of construction, Tenant shall provide Landlord a copy of a final unconditional lien release from Tenant's Contractor and each of Tenant's Agents who performed work or supplied materials for the Tenant Improvements, provided that if a good faith dispute exists as to the amount owed any contractor or subcontractor, Tenant may instead cause the same to be released of record by recording a bond pursuant to California Civil Code Section 3143. Upon completion of construction, Tenant shall promptly record a notice of completion in accordance with California Civil Code Section 3093 and provide a copy thereof to Landlord.

            4.7 Communication. Tenant shall have the right to pull fiber into the Building access point, at no charge. In addition, Tenant shall have access to Building risers, at no charge, to pull necessary fiber (including fiber interduct) and/or copper to the Premises for Telco connectivity via the riser management company specified by Landlord. Tenant, at its sole cost, shall have the right to pull the Telco carriers fiber from the entrance point on the floor to terminate directly into Tenant's server room in the Premises. Tenant's activities under this Section 4.7 are subject to the applicable provisions of the Lease; provided, however, in the event of a conflict, the provisions of this
Section 4.7 shall govern. Tenant acknowledges and agrees that Tenant shall enter into a separate agreement with the riser management company specified by Landlord, and that Tenant shall be solely responsible for all costs and expenses charged by such company.

      5. Responsibility for Design and Construction Costs.

            5.1 Construction Allowance.

                  (a) Landlord will contribute to the costs of designing the Tenant Improvements and performing the Tenant Improvement Work, as depicted on the Approved Working Drawings, to the extent of the lesser of (i) Five Hundred Fifteen Thousand Twenty-Five Dollars ($515,025.00) (calculated at the rate of $26.25 per square foot of rentable area in the Premises) or (ii) the actual cost for such work (the "Construction Allowance"). Tenant shall pay all costs in excess of the Construction Allowance for the design and construction of the Tenant Improvements. The Construction Allowance may be applied only to the payment or reimbursement of: (A) costs of preparing the Space Plans and Final Working Drawings, reasonable project management fees, the cost of obtaining Permits and other similar approvals, the costs of installing Tenant's signage in the Premises, consultant fees, and the costs and expenses incurred by Landlord in connection with coordinating and supervising the Tenant Improvement Work, including, without limitation, the Construction Administration Costs; (B) documented costs of labor and materials incorporated into the Tenant Improvements; and (C) documented costs of the items described in Section 5.1(b) below ("Permitted Allowance Items").

                  (b) The Construction Allowance may be applied to the payment or reimbursement of data and telephone cabling installed in the Premises and Tenant's moving expenses; provided that in no event shall more than One Hundred Ninety-Six Thousand Two Hundred Dollars ($196,200.00) of the Construction Allowance (calculated at the rate of $10.00 per square foot of rentable area in the Premises) be applied to such cabling and moving expenses. To the extent Tenant does not expend One Hundred Ninety-Six Thousand Two Hundred Dollars on cabling and moving expenses, Landlord, upon written notice from Tenant, shall credit the remaining amount against the next Rent payment or payments due and owing.

                  (c) Landlord shall disburse the Construction Allowance in a maximum of two (2) installments as follows:

                        (i) Provided that the Lease is then in full force and

effect and Tenant is not then in default of any of its obligations under the Lease, including without limitation, Tenant's obligations under this Work Letter, Tenant may deliver to Landlord: (A) an application for payment from Tenant's Contractor (on AIA Form G702 or its equivalent), which application shall be approved by Tenant's Architect, showing the schedule, by trade, of the percentage of completion of the Tenant Improvements, which percentage must be at least fifty percent (50%); (B) invoices for labor rendered and materials delivered to the Premises; and (C) properly executed mechanic's lien releases from all of Tenant's Agents, which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d), or, proof of causing a mechanic's lien to be released of record by recording a bond pursuant to California Civil Code Section 3143. Within thirty (30) days after receipt of the foregoing, Landlord shall deliver a check to Tenant made payable to Tenant's Contractor or as otherwise directed in writing by Tenant, in payment of the lesser of Landlord's Share of the amount so requested by Tenant, subject to a ten percent (10%) retention (if the application for payment does not otherwise reflect at least a ten percent (10%) retention), or onehalf of the Construction Allowance, and subject to Section 5.2 below. If the aggregate cost of the Permitted Allowance Items exceeds the Construction Allowance, Landlord and Tenant shall pay their respective shares of the Permitted Allowance Items as follows. "Landlord's Share" shall be a fraction, the numerator of which is the Construction Allowance and the denominator of which is the aggregate cost of the Permitted Allowance Items. "Tenant's Share" shall be a fraction, the numerator of which is the portion of the aggregate cost of Permitted Allowance Items that exceeds the Construction Allowance, and the denominator of which is the aggregate cost of the Permitted Allowance Items. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. Notwithstanding the first sentence of this Section 5.1(c)(i), if Landlord fails to disburse the Construction Allowance because Tenant is then in default under this Lease, and Tenant subsequently cures the default within any applicable cure period, Landlord shall promptly thereafter disburse the Construction Allowance, subject to the other conditions set forth herein.

                        (ii) Provided that (A) the Lease is then in full force and effect and Tenant is not then in default of any of its obligations under the Lease, including, without limitation, Tenant's obligations under this Work Letter, (B) Tenant has commenced business operations in the Premises, and (C) Tenant has incurred the costs for Permitted Allowance Items on or before December 31, 2005, Landlord shall pay the remaining balance of the Construction Allowance to Tenant, less any amounts deducted therefrom pursuant to Section 5.2 below, within thirty (30) days after satisfactory completion of the Tenant Improvement Work and submission by Tenant of (1) "as-built" drawings in CAD format showing the Tenant Improvements (updated by Tenant's Architect or Tenant's Contractor as necessary to reflect all changes made to the Approved Working Drawings during the course of construction), (2) a Certificate of Substantial Completion (AIA Form G704 or its equivalent) signed by Tenant's Architect certifying that the Tenant Improvements have been substantially completed, (3) properly executed mechanics' lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or
Section 3262(d)(4) from all of Tenant's Agents, or, proof of causing a mechanic's lien to be released of record by recording a bond pursuant to California Civil Code Section 3143; and (4) copies of all Permits, licenses, certificates and other governmental authorizations and approvals necessary in connection with, and indicating final approval of, the Tenant Improvement Work, and which may be necessary for the operation of Tenant's business within the Premises. Tenant shall submit the documents described in clauses (1) through (4) above to Landlord within thirty (30) days following the date Tenant commences business operations in the Premises. If Tenant has not submitted the required documentation to obtain payment or credit of the Construction Allowance on or before March 1, 2006, Landlord shall have no further obligation to furnish any unpaid balance of the Construction Allowance to Tenant. Notwithstanding the first sentence of this Section 5.1(c)(ii), if Landlord fails to disburse the Construction Allowance because Tenant is then in default under this Lease, and Tenant subsequently cures the default, Landlord shall promptly thereafter disburse the Construction Allowance, subject to the other conditions set forth herein.

            5.2 Construction Administration Costs. Tenant shall pay to Landlord
(a) a fee in the amount of three percent (3%) of the cost of the Tenant Improvement Work to compensate Landlord for administering the Tenant Improvement Work, plus (b) all of Landlord's actual outofpocket costs incurred in connection with the Tenant Improvement Work, including, without limitation, all management, engineering, outside consulting and construction fees incurred by or on behalf of Landlord for the review and approval of the Space Plans and Construction Drawings, up to a maximum of Fifteen Thousand Dollars ($15,000.00 for the sum of subsections (a) and (b)) (collectively, the "Construction Administration Costs"). Landlord shall be entitled to charge the amount of the Construction Administration Costs against the Construction Allowance required to be contributed by Landlord hereunder, or if funds are not available from the Construction Allowance for such purposes, Tenant will pay such amounts within thirty (30) days following delivery of Landlord's invoice.

            5.3 Performance/Payment Bonds. If Landlord shall require from Tenant a surety bond or other financial assurance in connection with the Tenant Improvement Work, Landlord shall reimburse Tenant for the reasonable and actual outofpocket costs incurred by Tenant in obtaining such assurance.

      6. Change Orders. Landlord will not unreasonably withhold its approval of
(a) any request by Tenant, or by Tenant's Contractor with Tenant's approval, to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a "Change Order"), provided such Change Order does not diminish the quality of construction of the Tenant Improvements. Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Change Order if any of the circumstances listed in clauses (a) through
(e) of Section 3.2 of this Work Letter applies. No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant. Tenant shall pay all costs attributable to Change Orders, including costs incurred by Landlord in reviewing proposed Change Orders (provided that to the extent funds are available, such costs may be paid or reimbursed from the Construction Allowance).

      7. Ownership of Tenant Improvements. The Tenant Improvements shall be surrendered at the expiration or earlier termination of the Term, unless Landlord shall have conditioned its approval of the Final Working Drawings or any Change Order on Tenant's agreement to remove any items thereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant's expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to shell condition. The removal, repair and restoration described above shall, at Landlord's sole election, be performed either by Tenant or by Landlord; and if such work shall be performed by Landlord, Tenant shall pay to Landlord, within twenty (20) days following Landlord's demand, the reasonable cost and expense of such work. Landlord agrees that (a) Tenant's removal, repair and restoration obligation respecting the Tenant Improvements shall be limited to such portions of the Tenant Improvements that Landlord reasonably designates, at the time of Landlord's approval of the Final Working Drawings or any Change Order, as specialized, nonreusable, and not typical improvements for office spaces (including, without limitation, UPS, racks, generators, cabling, and raised floor systems), and (b) in no event shall Tenant be obligated to restore any improvements made by a prior tenant.

                                   SCHEDULE 1

                           BASE BUILDING IMPROVEMENTS

   1. Men's and women's toilet rooms in their current condition, as is, subject to Landlord's obligations pursuant to Section 7.3(a) of the Lease.

   2. Electrical/telephone closets in their current condition, as is, subject to Landlord's obligations pursuant to Section 7.3(a) of the Lease.

   3. Two (2) 208/120 volt and one (1) 480/277 volt power panels (fused to current building code) connected to Building power and electrical runs from the power panels to the individual "J" boxes with a power capacity of 5W per usable square foot.

   4. Existing Building-standard window coverings, repaired to the extent necessary, as reasonably determined by Landlord.

   5. Connection of the electrical lighting system from Tenant's floor to the Building's computerized lighting control system.

      In addition to the foregoing, Landlord, at Landlord's expense, will perform any work required to satisfy Landlord's obligations under Section 3.1(b) of the Lease.

                                    EXHIBIT D

                           CONFIRMATION OF LEASE TERM

      THIS CONFIRMATION OF LEASE TERM is made this ____ day of ___________, 20__ between POSTMONTGOMERY ASSOCIATES, a California general partnership ("Landlord"), and FIRST ALBANY COMPANIES, a New York corporation ("Tenant").

                                   WITNESSETH:

      WHEREAS, by Office Lease dated the 31st day of March, 2005, between the parties hereto (the "Lease"), Landlord leased to Tenant and Tenant leased from Landlord for the Term and upon the terms and conditions set forth therein the Premises being Suite No. 2400 containing approximately 19,620 square feet of rentable area situated in One Montgomery Tower, located at One Montgomery Street, San Francisco, California, said Premises being more particularly designated in the Lease; and

      WHEREAS, the parties hereto wish to confirm and memorialize the Commencement Date and Expiration Date of the Term.

      NOW, THEREFORE, the parties hereto mutually agree as follows:

      1. All terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings designated for such terms in the Lease.

      2. The Term of the Lease commenced upon the Commencement Date, which for all purposes under the Lease shall be deemed to be ____________, ____. The Term shall expire at midnight on July 31, 2015 unless sooner terminated as provided in the Lease, or extended as provided in the Lease.

      3. The Rent Commencement Date is December 1, 2005.

      4. Any work required to be performed by Landlord under the Lease has been completed in the manner required thereunder as of the Substantial Completion Date.

                         Signatures follow on next page.

      IN WITNESS WHEREOF, the parties hereto have caused this Confirmation of Lease Term to be executed as the day and year first above written.

LANDLORD:                                          TENANT:

POST-MONTGOMERY ASSOCIATES,                        FIRST ALBANY COMPANIES,
a California general partnership                   a New York corporation

By: CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.        By: _________________________
    as agent for                                       (signature)
    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,       _________________________
    a general partner                                  (type or print name)

                                                   Its: ________________________
By: ____________________________________________
    (signature)

                                                   By: _________________________
    ____________________________________________       (signature)
    (type or print name)
Its: ___________________________________________       _________________________
                                                       (type or print name)
By: UBS REALTY INVESTORS LLC,
    as agent for                                   Its: ________________________
    NLI PROPERTIES WEST, INC.,
    a general partner

    By: ________________________________________
        (signature)

        ________________________________________
        (type or print name)

    Its: _______________________________________